As Filed with the Securities and Exchange Commission on December 29, 2006
Registration No. _____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JAVA DETOUR, INC.
(Name of Small Business Issuer in its Charter)

Delaware	5810	20-5968895
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
Incorporation	Classification Code Number)
or Organization)

2121 Second Street
Building C, Suite 105
Davis, California 95616
(530) 756-8020
(Address and Telephone Number of Principal Executive Offices)

Michael Binninger
2121 Second Street
Building C, Suite 105
Davis, California 95616
(530) 756-8020
(Name, Address and Telephone Number of Agent for Service)

Copies to
Thomas J. Poletti, Esq. Joanne Du Johnson, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 10100 Santa Monica Blvd., 7th Floor Los Angeles, CA 90067 Telephone (310) 552-5000 Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Each Class of	Amount To Be	Offering Price	Aggregate	Registration
Securities To Be Registered	Registered (1)	Per Share	Offering Price	Fee
Common Stock, $.001 par value per share	10,000,000	$1.00 (2)	$10,000,000	$1,070
Total Registration Fee				$1,070	(3)

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(3)	This amount is being paid herewith.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion, Dated December 29, 2006

10,000,000 SHARES

JAVA DETOUR, INC.

COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 10,000,000 shares of our common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sales by the selling stockholders.

Our shares of common stock are currently listed for quotation on Pink Sheets. As of December 22, 2006, our shares have been listed under the symbol “JVDE.” Prior to December 22, 2006, our shares were listed under the symbol “MUCI.”

The purchase of the securities involves a high degree of risk. See section entitled “Risk Factors” beginning on page .

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of anyone’s investment in these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: [____________ __, 200_]

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
SUMMARY FINANCIAL DATA	5
RISK FACTORS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	13
USE OF PROCEEDS	14
DIVIDEND POLICY	14
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	14
PRO FORMA FINANCIAL INFORMATION	15
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	16
DESCRIPTION OF BUSINESS	26
MANAGEMENT	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
DESCRIPTION OF SECURITIES	37
SHARES ELIGIBLE FOR FUTURE SALE	40
PLAN OF DISTRIBUTION	41
SELLING STOCKHOLDERS	42
LEGAL MATTERS	43
EXPERTS	43
ADDITIONAL INFORMATION	43
INDEX TO FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

i

PROSPECTUS SUMMARY

Because this is only a summary, it does not contain all of the information that may be important to you. You should carefully read the more detailed information contained in this prospectus, including our financial statements and related notes. Our business involves significant risks. You should carefully consider the information under the heading "Risk Factors" beginning on page 7. Unless otherwise indicated, all share, per share, and exchange ratio data in this prospectus gives effect to the merger and reincorporation referenced herein.

Our Company

We operate through our wholly-owned subsidiary JDCO, Inc., a California corporation (“JDCO”). We sell high-quality gourmet coffees, whole leaf teas, cold-blended beverages, fresh fruit smoothies and select baked goods to our customers, primarily from uniquely designed, company-owned, and franchised retail stores specialized in providing fast and convenient customer service.

Our immediate goal is to capitalize on the success of our company-owned stores with a new national franchisee program that will help us expand the Java Detour® brand into new domestic and international markets. All of our store locations, whether company-owned or franchised, will continue to focus on our core business concepts: consistently providing superior quality, convenience and customer service to all of our customers.

In a very competitive industry, we believe our Java Detour® stores successfully compete with other coffee retailers by offering premium quality beverages, fast service, superior convenience, quality franchise opportunities, and distinct and proprietary menu offerings. As a smaller boutique brand preparing for a national rollout plan we believe we have to address our competition with highly refined drink preparation systems, specialized training procedures and excellent execution.

Our business objective is to establish the Java Detour® brand as a successful nationally and internationally recognized gourmet beverage retail concept. We plan continued strategic expansion of our retail operations while simultaneously creating other outlets and distribution points for sales of our freshly roasted whole bean coffees and other related proprietary products.

Recent Events

The Merger

On November 30, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with our wholly-owned subsidiary Java Acquisition Co., Inc. (“Merger Sub”) and JDCO, pursuant to which we would acquire JDCO in a reverse merger transaction wherein Merger Sub would merge with and into JDCO, with JDCO being the surviving corporation, and the shareholders of JDCO would exchange their shares of JDCO common stock for shares of our common stock (the “Merger”). On November 30, 2006, the Merger closed and JDCO became our wholly-owned subsidiary. We changed our name from Media USA.com, Inc. to Java Detour, Inc.

At the Effective Time of the Merger (as defined in the Merger Agreement), Merger Sub was merged with and into JDCO, the separate existence of Merger Sub ceased, and JDCO continued as the surviving corporation at the subsidiary level. We issued shares of our common stock on a 23.696-to-1 basis to the stockholders of JDCO in exchange for 100% of the issued and outstanding shares of common stock of JDCO. Additionally, we assumed all warrants to purchase shares of JDCO common stock on the same terms and conditions as previously issued by JDCO, subject to adjustment due to the exchange ratio. After the Merger was concluded, we immediately reincorporated from the State of Nevada to the State of Delaware further to a 1-for-8 exchange ratio (the “Reincorporation”) and changed our corporate name from Media USA.com, Inc. to Java Detour, Inc.

Immediately after the closing of the Merger and the Reincorporation, we had 28,327,778 outstanding shares of common stock, options to purchase 2,324,165 shares of common stock and warrants to purchase 5,020,000 shares of common stock. Upon the close of the Merger, Michael Binninger, Steven Binninger and Ronald Sands, the former principal shareholders of JDCO, collectively owned approximately 31.6% of our issued and outstanding shares of common stock and the investors in the Private Placement (described below) owned approximately 35.3% of our outstanding common stock.

The Bridge Financing

On August 30, 2006, JDCO executed a Term Credit Agreement with the Hunter Fund Limited (“Hunter Fund”), an affiliated entity of Hunter World Markets, Inc. (“Hunter”), the placement agent in connection with the Private Placement described below, for a $500,000 term loan (the “Bridge Financing”). In connection with the Bridge Financing, JDCO paid the Hunter Fund a bridge loan fee of $60,000 and a flat interest payment of $50,000; the Bridge Financing was repaid out of proceeds of the Private Placement. In addition, JDCO issued Hunter five-year warrants to purchase 500,000 shares of common stock at a per share exercise price of $0.60 (the “Bridge Warrants”).

The Private Placement

In November 2006, we received gross proceeds of $10.0 million in a private placement transaction (the “Private Placement”). Hunter acted as the placement agent in connection with the Private Placement. Each investor in the Private Placement purchased shares of our common stock at $1.00 per share and five-year warrants (the “Investor Warrants”), to purchase 25% of the common stock purchased by such investor in the Private Placement at a per share exercise price of $2.00 pursuant to the Securities Purchase Agreement entered into with each investor. We agreed to file a registration statement covering the common stock sold in the Private Placement within 30 days of the closing of the Merger. In addition, we agreed to register (x) all the shares underlying the Investor Warrants and (y) 4,418,403 shares of common stock which are beneficially owned by Hunter and its affiliates, which includes the shares underlying the Bridge Warrants and Placement Agent Warrants described below, in a subsequent registration statement filed by us within the later of (i) ten business days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement, or (ii) such date later than that set forth in subparagraph (i) above as directed by Hunter.

The shares included in the Private Placement have weighted average anti-dilution coverage for the issuance of securities within 12 months of the closing of the Merger at a price below $1.00, subject to customary exceptions.

As compensation for securities sold in the Private Placement, Hunter received $1,000,000 as commissions and five-year warrants (the “Placement Agent Warrants”) to purchase 2,000,000 shares of our common stock, the terms of such warrants being the same as those issued to investors in the Private Placement except that the warrants issued to Hunter are exercisable nine months from the date of issuance and have a cashless exercise feature. As of the closing of the Merger, Hunter and its affiliates own 4,418,403 shares of our common stock, which includes (i) 1,125,000 shares acquired by Hunter prior to the Merger, (ii) 793,403 shares issued by us at the closing of the Merger for consulting services rendered, (iii) the Bridge Warrants issued to Hunter further to the Bridge Financing and convertible into 500,000 shares and (iv) the Placement Agent Warrants convertible into 2,000,000 shares.

Corporate Information

We were incorporated in the State of Nevada on September 24, 1999. Concurrent with the closing of the merger described above, we reincorporated in the State of Delaware on November 30, 2006. Our corporate offices are located at 2121 Second Street, Building C, Suite 105, Davis, California 95616.

Shares of our common stock are currently listed for quotation on Pink Sheets. As of December 22, 2006, our shares have been listed under the symbol “JVDE.” Prior to December 22, 2006, our shares were listed under the symbol “MUCI.”

The Offering

Common stock offered by selling stockholders	10,000,000 shares
Common stock outstanding	28,327,778 shares (1)
Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

(1)
The number of shares of our common stock outstanding as of December 1, 2006 excludes 5,020,000 shares of our common stock issuable upon exercise of outstanding warrants and 2,324,165 shares of our common stock issuable upon exercise of outstanding options.

SUMMARY FINANCIAL DATA

On November 30, the Merger closed and JDCO, Inc. (“JDCO”) became our wholly-owned subsidiary. Of the 27,105,903 shares we issued, 793,403 shares were issued to Hunter World Markets, Inc. for consulting services rendered. We believe that the shares must be accounted for as a non-reoccurring general and administrative expense for services rendered and, as a result, our earnings on a consolidated basis with JDCO will be reduced for the quarter and year ended December 31, 2006 by the amount of the expense. The reduction in earnings will be equal to the fair market value of the shares, which we believe will be $1.00 per share, the same per share price at which we sold shares in the private placement that closed concurrently with the Merger.

The following gives a summary of the most recent consolidated balance sheet data of JDCO, Inc. as of September 30, 2006 and December 31, 2005 and our consolidated statements of operations data for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004. This information is only a summary. You should also read our historical financial statements, management’s discussion and analysis and related notes contained elsewhere in this document. We are providing financial and other information for informational purposes only. The information provided is not necessarily indicative of what our financial position and results of operations are or will be now that the Merger is completed.

	September 30,	December 31,
Consolidated Balance Sheets	2006	2005
	(Unaudited)
Total Current Assets	$713,483	$504,103
Total Assets	6,791,073	5,701,900
Total Current Liabilities	4,052,272	1,157,846
Total Liabilities	8,742,446	6,958,986
Total Stockholders' Equity (Deficit)	(1,951,373)	(1,257,086)

	For the Nine Months Ended		For the Years Ended
	September 30,		December 31,
Consolidated Statements of Operations	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Sales and other operating revenues	$4,783,727	$4,870,302	$6,400,147	$5,003,240
Cost of sales	(1,357,615)	(1,347,663)	(1,726,677)	(1,499,693)
Total operating expenses	(3,462,480)	(3,381,763)	(4,471,686)	(3,733,045)
Net loss	(660,480)	(304,390)	(378,188)	(792,930)

RISK FACTORS

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this registration statement before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This registration statement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this registration statement. With respect to this discussion, the terms “Company,” “us,” “our,” and “we” refer to Java Detour, Inc. and our wholly-owned subsidiary JDCO.

RISKS RELATED TO OUR OPERATIONS

If we fail to continue to develop and maintain our brand, our business will suffer.

We believe that maintaining and developing our brand is critical to our success and that the importance of brand recognition will likely increase as a result of competitors offering products similar to our products. Because the substantial majority of our retail locations are on the West Coast, primarily in California, our brand recognition remains largely regional. We intend to increase our marketing expenditures to create and maintain brand loyalty as well as increase awareness of our brand on a national level. However, if our brand-building strategy is unsuccessful, these expenses may never be recovered, and we may be unable to increase our future revenue or implement our business strategy.

Because our business is highly dependent on a single product, gourmet coffee, we are vulnerable to changes in consumer preferences and economic conditions that could harm our financial results.

Our business is not diversified and primarily consists of buying, blending and roasting coffee beans and operating gourmet coffee stores. Consumer preferences often change rapidly and without warning, moving from one trend to another among many product or retail concepts. Shifts in consumer preferences away from the gourmet coffee industry would have a material adverse effect on our results of operations. Our continued success will depend in part on our ability to anticipate, identify and respond quickly to changing consumer preferences and economic conditions.

We are susceptible to adverse trends and economic conditions in California.

Our California retail stores generated 92.8% of our net revenue for the nine months ended September 30, 2006 and 97.9% for the year ended December 31, 2005. We expect that our California operations will continue to generate the substantial portion of our revenue for the foreseeable future. In addition, our California retail stores provide us with means for increasing brand awareness, building customer loyalty and creating a premium gourmet coffee brand.  As a result, a worsening of economic conditions or a decrease in consumer spending in California may not only lead to a substantial decrease in revenue, but may also adversely impact our ability to market our brand, build customer loyalty, or otherwise implement its business strategy.

We compete with a number of companies for customers. Our business would be adversely affected by the success of these competitors.

The retail segment of the gourmet coffee industry remains highly fragmented and, with the exception of Starbucks, contains few companies with strong brands. Our primary competitors for gourmet coffee sales are other gourmet coffeehouses and restaurants. In all markets in which we do business, there are numerous competitors in the gourmet coffee industry, and we expect this situation to continue. Starbucks is the gourmet coffeehouse segment leader. We also compete with numerous convenience stores, restaurants and coffee shops and we must spend significant resources to differentiate our customer experience (which is defined by convenient store locations, customer service and ergonomic store design and convenience) from the offerings of our competitors. Despite these efforts, our competitors still may be successful in attracting our customers.

Aside from Starbucks, our primary competitors in whole bean gourmet coffee sales are primarily regional or local market coffeehouses. As we continue to expand geographically, we expect to encounter additional regional and local competitors.

Competition in the gourmet coffee industry is becoming increasingly intense as relatively low barriers to entry encourage new competitors to enter the market. The financial, marketing and operating resources of these new market entrants may be greater than our resources. In addition, some of our existing competitors have substantially greater financial, marketing and operating resources. Our failure to compete successfully against current or future competitors could have an adverse effect on our business, including loss of customers, declining net sales and loss of market share.

Our new retail locations may not achieve market acceptance or the same levels of profitability in the geographic regions we enter or be profitable in existing markets.

Our expansion plans depend in large part on opening retail locations in new markets where we may have little or no operating experience. The success of these new locations will be affected by the different competitive conditions, consumer tastes and discretionary spending patterns of the new markets we enter, as well as our ability to generate market awareness of the Java Detour® brand. Although we have opened eight locations, four of which are company-owned, in markets outside California and expect to continue to do so, we may not achieve the same levels of profitability at these other locations as we have with those located in California.

In addition, our expansion plans also depend on opening new locations in existing markets. New locations may take longer to reach profitability, thereby affecting our overall profitability and results of operations. Moreover, we may not be successful in operating our new locations on a profitable basis. In addition, our failure to achieve market acceptance or profitability at one or more of our new retail locations could put a significant strain on our financial resources and could limit our ability to further expand our business.

If we are unable to continue leasing our retail locations or obtain leases for new stores, our existing operations and our ability to expand may be adversely affected.

All but two of our retail locations are presently located on leased premises. If we are unable to renew these leases, which average between 5 to 15 years remaining on the leases, our revenues and profits could suffer. Additionally, we intend to lease other premises in connection with the planned expansion of our retail locations. Because we compete with other retailers and restaurants for store sites and some landlords may grant exclusive locations to our competitors, we may not be able to obtain new leases in some markets on acceptable terms. This could adversely impact our revenue growth and brand building initiatives in some localized markets.

Our growth through franchising may not occur as rapidly as we currently anticipate and may be subject to additional risks.

As part of our growth strategy, we intend to continue to seek franchisees to operate retail locations under the Java Detour® brand in selected geographic markets. We believe that our ability to recruit, retain and contract with qualified franchises will be increasingly important to our operations as we expand. Our franchisees are dependent upon the availability of adequate sources of financing in order to meet their development obligations. Such financing may not be available to our franchisees, or only available upon disadvantageous terms. Our franchise strategy may not enhance our results of operations. In addition, retail store openings contemplated under our existing franchise agreements or any future franchise agreement may not open on the anticipated development schedule or at all.

Expanding through franchising exposes our business and brand to risks because the quality of franchised operations will be beyond our immediate control. Even if we have contractual remedies to cause franchisees to maintain operational standards, enforcing those remedies may require litigation and therefore our image and reputation may suffer, unless and until such litigation is successfully concluded.

Because we rely heavily on third party carriers to deliver our coffee, any disruption in their services or increase in shipping costs could adversely affect our sales and profitability.

We rely on a number of third party carriers to deliver coffee to our distribution facility, our roaster and our store locations, as well as to Internet-order customers. We have no control over these carriers and the services provided by them may be interrupted or disrupted as a result of labor shortages, contract disputes or other factors. If we experience an interruption or disruption in these services, it may be unable to ship our coffee in a timely manner. A delay in shipping could:

•	have an adverse impact on the quality of the coffee shipped, and thereby adversely affect our brand and reputation;

•	result in the disposal of an amount of coffee that could not be shipped in a timely manner; and

•	require us to contract with alternative, and possibly more expensive, third party carriers.

Any significant increase in shipping costs could lower our profit margins or force us to raise prices, which could cause our revenue profits to suffer.

A significant interruption in the operation of our distribution facility or in our coffee roaster’s operations could potentially disrupt our operations.

We have only one distribution facility and currently rely on only one coffee roaster to provide roasting services to us. A significant interruption in the operation of these facilities, whether as a result of broken equipment, a natural disaster or other causes, could significantly impair our ability to operate the business on a day-to-day basis.

Our roasting methods are not proprietary, so competitors may be able to duplicate them, which could harm our competitive position.

We consider our roasting methods essential to the flavor and richness of our roasted whole bean coffee and, therefore, essential to our brand. Because we do not hold any patents for our roasting methods, it may be difficult for us to prevent competitors from copying our roasting methods. If our competitors copy our roasting methods, the value of the Java Detour® brand may be diminished, and we may lose customers to our competitors. Additionally, competitors may be able to develop roasting methods that are more advanced than our roasting methods, which may also harm our competitive position.

Compliance with health, environmental, safety and other governmental regulations applicable to us could increase cost and affect profitability.

Each of our retail locations and our roaster’s facility is and will be subject to licensing and reporting requirements by a number of governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire, safety and other departments that have jurisdiction over the development and operation of these locations. Our activities are also subject to the Americans with Disabilities Act and related regulations, which prohibit discrimination on the basis of disability in public accommodations and employment. Changes in any of these laws or regulations could have a material adverse affect on our operations, sales, and profitability. Delays or failures in obtaining or maintaining required construction and operating licenses, permits or approvals could delay or prevent the opening of new retail locations, or could materially and adversely affect the operation of existing retail locations. In addition, we may not be able to obtain necessary variances or amendments to required licenses, permits or other approvals on a cost-effective or timely basis in order to construct and develop store locations in the future.

We may not be able to adequately protect our intellectual property, which could harm the value of our brand and adversely affect our sales and profitability.

The success of our retail locations depends in part on the Java Detour® brand, logos, branded merchandise and other intellectual property. We rely on a combination of trademarks, copyrights, service marks, trade secrets and similar rights to protect its intellectual property. The success of our growth strategy depends on our continued ability to use its existing trademarks and service marks in order to increase brand awareness and further develop our brand in both domestic and international markets. We also use our trademarks and other intellectual property on the Internet. If our efforts to protect its intellectual property are not adequate, or if any third party misappropriates or infringes on our intellectual property, either in print or on the Internet, the value of the Java Detour® brand may be harmed, which could have a material adverse effect on our business. We may become engaged in litigation to protect our intellectual property, which could result in substantial costs to us as well as diversion of management attention.

We will likely need to raise significant additional capital in order to continue to grow our business, which subjects us to the risks that we may be unable to maintain or grow our business as planned or that our shareholders may be subject to substantial additional dilution.

We will likely need to raise additional capital in the future to fund the continued growth and expansion of our business. We may also require additional capital to respond to competitive pressures, to make capital improvements at our retail locations or to acquire necessary technologies. We do not know if we will be able to raise additional financing or financing on terms favorable to us. If adequate funds are not available or are not available on acceptable terms, our ability to fund our operations, develop and expand our business or otherwise respond to competitive pressures would be significantly impaired. In such a case, our stock price would likely be materially and adversely impacted.

In addition, if we raise additional funds through the issuance of equity or convertible or exchangeable securities, the percentage ownership of our existing shareholders will be reduced. These newly issued securities may have rights, preferences and privileges senior to those of existing shareholders.

Future growth may make it difficult to effectively allocate our resources and manage our business.

As we continue to develop additional retail locations and investigate licensing opportunities, we will need to allocate our resources effectively. Our growth has and will continue to increase our operating complexity and the level of responsibility for new and existing management. Our anticipated growth could place a strain on our management, production, financial and other resources. We cannot assure you that we will be able to manage any future growth effectively. Any failure to manage our growth effectively could have an adverse effect on our business, financial condition and results of operations. Our ability to compete effectively and to manage our recent and future growth effectively will depend on our ability to implement and improve financial and management information systems on a timely basis and to effect changes in our business, such as implementing internal controls to handle the increased size of our operations and hiring, training, developing and managing an increasing number of experienced management-level and other employees. Unexpected difficulties during expansion, the failure to attract and retain qualified employees or its inability to respond effectively to recent growth or plan for future growth could adversely affect our ability to implement our business strategy or our results of operations.

We depend on key members of our management and will need to add and retain additional management and other personnel.

The success of our business to date has been, and our continuing success will depend, to a large degree on the continued services of its executive officers, especially our Chief Executive Officer, Michael Binninger, and our President and Chief Operating Officer, Steven Binninger, and other key personnel who have extensive experience in the gourmet coffee industry. If we lose the services of any of these integral personnel and fail to manage a smooth transition to new personnel, our business would suffer. We do carry key person life insurance on any of our executive officers or other key personnel.

The success of our business also depends on our ability to attract and retain highly motivated, well-qualified management and other personnel, including technical personnel and retail employees. We face significant competition in the recruitment of qualified employees and there can be no assurance that it will be able to retain our existing personnel or attract additional qualified employees. The loss of key personnel or the inability to hire and retain additional qualified management and other personnel in the future could have a material adverse effect on our business, financial condition and results of operation.

RISKS RELATED TO OUR INDUSTRY

A shortage in the supply, or an increase in the price, of coffee beans could adversely affect our net sales.

The supply and price of whole coffee beans are subject to significant volatility. Although most coffee beans are traded in the commodity market, the green coffee beans we buy tend to trade on a negotiated basis at a substantial premium above commodity coffee prices, depending upon the supply and demand at the time of purchase. Supply and price can be affected by multiple factors in the producing countries, including weather, natural disasters, political and economic conditions or civil unrest or strikes due to the poor conditions imposed on many coffee farmers. In addition, coffee bean prices have been affected in the past, and may be affected in the future, by the actions of certain organizations and associations that have historically attempted to influence commodity prices of coffee beans through agreements establishing export quotas or restricting coffee supplies worldwide. Our ability to raise sales prices in response to rising coffee bean prices may be limited, and our profitability could be adversely affected if coffee bean prices were to rise substantially. Moreover, passing price increases on to our customers could result in losses in sales volume or margins in the future. Similarly, rapid sharp decreases in the cost of coffee beans could also force us to lower sales prices before we have realized cost reductions in our coffee bean inventory.

Adverse publicity regarding customer complaints may harm our business.

We may be the subject of complaints or litigation from customers alleging beverage and food-related illnesses, injuries suffered on the premises or other quality, health or operational concerns. Adverse publicity resulting from such allegations may materially adversely affect us, regardless of whether such allegations are true or whether we are ultimately held liable.

We face the risk of fluctuations in the cost, availability and quality of our non-coffee raw ingredients.

The cost, availability and quality of non-coffee raw ingredients for our products are subject to a range of factors. Fluctuations in economic and political conditions, weather and demand could adversely affect the cost of its ingredients. We have limited supplier choices dependent on frequent deliveries of fresh ingredients, thereby subjecting us to the risk of shortages or interruptions in supply. In particular, the supply and price of dairy products are subject to significant volatility. Our ability to raise sales prices in response to increases in prices of these non-coffee raw ingredients may be limited, and our profitability could be adversely affected if the prices of these ingredients were to rise substantially.

Adverse public or medical opinion about caffeine may adversely affect our business.

Our gourmet coffee contains significant amounts of caffeine and other active compounds, the health effects of some of which are not fully understood. A number of research studies conclude or suggest that excessive consumption of caffeine may lead to increased heart rate, nausea and vomiting, restlessness and anxiety, depression, headaches, tremors, sleeplessness and other adverse health effects. An unfavorable report on the health effects of caffeine or other compounds present in coffee could significantly reduce the demand for coffee, which could harm our business and reduce our sales and profits.

RISKS RELATED TO OUR CAPITAL STRUCTURE

There is no assurance of an established public trading market, which would adversely affect the ability of investors to sell their securities in the public market.

Although our common stock is quoted in the Pink Sheets, a regular trading market for the securities may not be sustained in the future. Quotes for stocks listed on the Pink Sheets are not listed in the financial sections of newspapers and newspapers generally have very little coverage of stocks listed solely on the Pink Sheets. Accordingly, prices for and coverage of securities traded solely on the Pink Sheets may be difficult to obtain. In addition, stock traded solely on the Pink Sheets tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on the NYSE, AMEX or NASDAQ exchanges, or the OTC.BB. All of these factors may cause holders of our common stock to be unable to resell their securities at or near their original offering price or at any price.

Market prices for our common stock will be influenced by a number of factors, including:

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products of services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of our company after the Merger; and

•	general economic and other national conditions.

We will recognize a change to our earnings as a result of the Merger and also may not be able to achieve the benefits we expect to result from the Merger.

On November 30, 2006, we entered into the Merger Agreement with Merger Sub and JDCO, pursuant to which we would acquire JDCO in a reverse merger transaction wherein Merger Sub would merge with and into JDCO, with JDCO being the surviving corporation, and the shareholders of JDCO would exchange their shares of JDCO common stock for shares of our common stock. On November 30, 2006, the Merger closed, JDCO became our wholly-owned subsidiary and our sole business operations became that of JDCO. Also, the management and directors of JDCO became our management and directors and we changed our corporate name to Java Detour, Inc.

We issued 793,403 shares of common stock to Hunter upon closing of the Merger for services rendered and management believes that the shares must be accounted for as a non-reoccurring general and administrative expense and, as a result, will reduce our earnings, if any, for the quarter and year ending December 31, 2006. The reduction in earnings will be equal to the fair market value of the shares, which we believe will be valued at $1.00 per share, the same per share price at which we sold shares in the Private Placement. As a result of the reduction in earnings, our results of operation for the quarter and year ending December 31, 2006 will suffer and the value of our common stock and your investment may fall.

The Merger was effected for various reasons, including:

•	access to the public capital markets;

•	the increased market liquidity expected to result from exchanging stock in a private company for securities of a public company that may eventually be traded;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the Merger will be realized. In addition, the attention and effort devoted to achieving the benefits of the Merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

Following the Merger, the former principal stockholders of JDCO have significant influence over our company.

Michael Binninger, Ronald Sands, and Steven Binninger, and their respective affiliates, beneficially own, in the aggregate, 31.6% of our outstanding shares following the Merger. As a result, these former principal shareholders of JDCO possess significant influence over the election of the Board of Directors and to the approval of significant corporate transactions. Such share ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company. The interests of these principal shareholders may differ from the interests of our other shareholders.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that need to be addressed, the disclosure of which may have an adverse impact on the price of its common stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the United States public markets and related public reporting obligations. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Standards for compliance with Section 404 of the Sarbanes-Oxley Act of 2002 are uncertain, and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting, and attestation of this assessment by our independent registered public accountants. The SEC extended the compliance dates for non-accelerated filers, as defined by the SEC. Accordingly, we believe that this requirement will first apply to our annual report for fiscal 2007. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of its internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Our common stock is considered a “penny stock,” and is thereby subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock” because it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934, as amended (the “Exchange Act”). Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5.0 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not foresee paying cash dividends in the foreseeable future.

We currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Merger on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Our ability to develop additional retail locations;

•	Our ability to establish and maintain a strong brand;

•	Protection of our intellectual property rights;

•	Our ability to expand its product line;

•	Development of a public trading market for our securities; and

•
The other factors referenced in this registration statement, including, without limitation, under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

These risks and uncertainties, along with others, are also described above under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, to finance the expansion of our business. We do not expect to declare or pay any cash dividends on our common stock in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the Board of Directors considers significant.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The shares of our common stock are currently quoted for trading on Pink Sheets. As of December 22, 2006, our shares have been listed under the symbol “JVDE.” Prior to December 22, 2006, our shares were listed under the symbol “MUCI.” As of December 1, 2006, we had [63] registered shareholders.

2004
	High	Low
Quarter ended:
March 30, 2004	None	None
June 30, 2004	None	None
September 30, 2004	None	None
December 31, 2004	None	None

2005
	High	Low
Quarter ended:
March 30, 2005	None	None
June 30, 2005	None	None
September 30, 2005	None	None
December 31, 2005	None	None

2006
	High	Low
Quarter ended:
March 30, 2006	None	None
June 30, 2006	None	None
September 30, 2006	$0.52	$0.24

The price of our common stock at December 1, 2006 was $0.28; the price will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside its control, could cause the price of its common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our ability to obtain additional financing and, if available, the terms and conditions of the financing;

•	Our financial position and results of operations;

•	Our ability to execute our business plan;

•	The development of litigation against us;

•	Period-to-period fluctuations in our operating results;

•	Changes in estimates of our performance by any securities analysts;

•	The issuance of new equity securities pursuant to a future offering or acquisition;

•	Changes in interest rates;

•	Competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Investor perceptions of our company; and

•	General economic and other national and international conditions.

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been included, as it would not be materially different from the financial information as referenced in our financial statements below.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The following discussion should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

This prospectus contains forward-looking statements. The words “anticipated,” “believe,” “expect, “plan,” “intend,” “seek,” “estimate,” “project,” “could,” “may,” and similar expressions are intended to identify forward-looking statements. These statements include, among others, information regarding future operations, future capital expenditures, and future net cash flow. Such statements reflect our management’s current views with respect to future events and financial performance and involve risks and uncertainties, including, without limitation, general economic and business conditions, changes in foreign, political, social, and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability to achieve further market penetration and additional customers, and various other matters, many of which are beyond our control. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated or otherwise indicated. Consequently, all of the forward-looking statements made in this prospectus are qualified by these cautionary statements and there can be no assurance of the actual results or developments.

OVERVIEW

We sell high quality gourmet coffees, whole leaf teas, cold blended beverages, fresh fruit smoothies and select baked goods primarily from company-owned and franchised retail stores. Our immediate goal is to capitalize on the success of our company-owned stores with a new national franchisee program that will help us expand the Java Detour® brand into new domestic and international markets. All of our store locations, whether company-owned or franchised, will continue to focus on our core business concepts: consistently providing superior quality, convenience and customer service to all of our customers.

On November 30, 2006, we entered into the Merger Agreement with Merger Sub and JDCO, pursuant to which we would acquire JDCO in a reverse merger transaction wherein Merger Sub would merge with and into JDCO, with JDCO being the surviving corporation, and the shareholders of JDCO would exchange their shares of JDCO common stock for shares of our common stock. On November 30, 2006, the Merger closed and JDCO became our wholly-owned subsidiary. We changed our corporate name from Media USA.com, Inc. to Java Detour, Inc. and reincorporated in the State of Delaware. Immediately prior to the close of the Merger, we closed a $10.0 million private placement (the “Private Placement”) of our common stock and warrants.

Upon the closing of the Merger, we issued 793,403 shares of our common stock to Hunter for consulting services rendered. We believe that the shares must be accounted for as a non-reoccurring general and administrative expense for services rendered and, as a result, our earnings on a consolidated basis will be reduced for the quarter and year ending December 31, 2006 by the amount of the expenses. The reduction in earnings will be equal to the fair market value of the shares, which we believe will be $1.00 per share, the same per share price at which we sold shares in the Private Placement.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. We believe the following are the critical accounting policies that impact the financial statements, some of which are based on management’s best estimates available at the time of preparation. Actual results may differ from these estimates.

Principles of Consolidation - The financial statements reflect the consolidation of JDCO and its wholly-owned subsidiary, Java Detour, a California corporation. Java Detour, who is a franchisor of Java Detour® cafés, has four franchised stores in the north central United States of America. Material intercompany transactions have been eliminated.

Stock Based Compensation - We adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, we would have accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. As of December 31, 2005 and 2004, we did not have a stock option plan and as such, no options were granted to employees during those periods.

Fair Value of Financial Instruments - The carrying value of cash, accounts receivable, deferred revenue, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

Cash and Cash Equivalents - For purposes of the statement of cash flows, we consider all highly-liquid instruments purchased with a remaining maturity of three months or less to be cash equivalents.

We maintain our cash in bank deposit accounts that, at times, may exceed federally insured limits. We have not experienced any losses in such accounts. Management believes we are not exposed to any significant credit risk related to cash.

Accounts Receivable - Accounts receivable are stated at amounts due from customers or individuals net of an allowance for doubtful accounts. Accounts longer than the contractual payment terms are considered past due.

Allowance for Doubtful Accounts - We maintain an allowance for doubtful accounts resulting from the inability, failure or refusal of customers to make required payments. We determine the adequacy of this allowance by regularly reviewing the accounts receivable aging and applying various expected loss percentages to certain accounts receivable categories based upon historical bad debt experience.

Notes Receivable - Notes receivable are stated at amounts due from an individual that acquired the assets of a store. We routinely evaluate the collectability of the notes to determine if there is any risk of default.

Deferred Offering Costs - Deferred offering costs, consisting of legal and filing fees relating to a future offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed. Costs associated with debt offerings will be capitalized and amortized over the terms of the debt. If the debt is repaid before it is due, or the debt is converted, we will expense the remaining unamortized balance of these costs at that time.

Inventories - Inventories consist of coffee and other beverage ingredients, cups, napkins, and other serving goods, and are valued at the lower of cost or market, computed on the first-in, first-out basis.

Property and equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The estimated lives in determining depreciation are recognized primarily on the straight-line method over estimated useful lives of five to seven years for equipment, signs, vehicles, and site preparation and engineering. For leasehold improvements and buildings, we depreciate the assets over the shorter of their estimate useful lives or original lease terms.

Intangible Assets - In accordance with SFAS No. 142, Goodwill and Other Intangible Assets, we evaluate intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Deferred Rent - For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent. The liability will be satisfied through future rental payments.

Income Taxes - We account for income taxes in accordance with SFAS 109, Accounting for Income Taxes. We record deferred income tax assets and liabilities based up the difference between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the taxes paid and payable for the period and the change during the period in the net deferred income tax assets and liabilities.

Revenue Recognition

Initial Franchise Fees. Initial franchise fee income is recognized as revenue upon our material and substantial performance of our obligations under the Franchise Agreement, which usually occurs at the commencement of operations of the individual location, unless it can be demonstrated that substantial performance has occurred before this time.

Regional Director Fees. Regional director fee income is recognized on a pro rata basis of the required quota of stores to be opened upon our material and substantial obligations under the Regional Director Marketing Agreement, which usually occurs upon our approval of applicants to become franchisees provided by the Regional Marketing Director.

Royalties. Royalty income of 3% of defined net sales is earned based on sales by franchisees and is recognized monthly as revenue when the related sales are reported to the Company.

Promotional Fund Fees. Promotional fund fee income of 1% of defined net sales is recognized as revenue when the promotional fund fee expenses are incurred by the Company.

Retail Revenues.  Company-operated retail store revenues are recognized when payment is tendered at the point of sale.

Deferred Revenue - Deferred revenue consists of the portion of the initial franchise fees received from franchisees who have not commenced operations, the pro rata portion of the initial fees received from Regional Marketing Directors of which we have not approved franchisee applications for the required quota, and the excess, if any, of the 1% weekly promotional fund fees received from franchisees less the related promotional fund expenses incurred by the Company.

Rewards/Gift Cards - Revenues from our stored value cards, such as the Java Detour® rewards/gift card, are recognized when tendered for payment or upon redemption. Outstanding customer balances are included in “Accrued expenses and other current liabilities” on the accompanying consolidated balance sheet. There are no expiration dates on our rewards/gift cards and Java Detour does not charge any service fees that cause a decrement to customer balances.

While we will continue to honor all stored rewards/gift cards presented for payment, management may determine the likelihood of redemption to be remote for certain card balances due to, among other things, long periods of inactivity. In these circumstances, to the extent management determines there is no requirement for remitting card balances to government agencies under unclaimed property laws, card balances may be recognized in the consolidated statements of operations in “Other income.”

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Earnings Per Share - In accordance with SFAS No. 128, Earnings Per Share, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.

Advertising and Marketing Costs - We expense costs of advertising and marketing as incurred.

Promotional Fund Expenses - Promotional costs are charged to expense during the period incurred. These costs arise from advertising for area franchisee stores. These costs are indirect to us in that we receive a promotional fee from the franchisees to pay for these costs.

Results of Operations

The following table sets forth our statements of operations for the nine months ended September 30, 2006 and 2005 and the years ended December 31, 2005 and 2004 in U.S. dollars:

	Nine Months Ended September 30,		Year Ended December 31,
	2006	2005	2005	2004
	(unaudited)	(unaudited)
	(in thousands)
Sales and other operating revenues	$4,784	$4,870	$6,400	$5,003
Cost of sales	(1,358)	(1,347)	(1,727)	(1,500)

Gross profit	$3,426	$3,523	$4,673	$3,503

Store expenses	2,403	2,199	2,960	2,519
Selling, general and administrative expenses	748	903	1,136	891
Depreciation	311	280	375	323

Total operating expenses	$3,462	$3,382	$4,471	$3,733

Income (loss) from operations	($36)	$141	202	(230)

Other income and expenses
Other income	39	3	32	19
Interest expense	(619)	(494)	(661)	(596)
Other expenses	(48)	(65)	(87)	(134)

Net loss before income taxes	($664)	($415)	($514)	($941)

Income tax benefit, net	4	110	135	148

Net loss	($660)	($305)	($379)	($793)

Nine Months Ended September 30, 2006 and 2005

Sales and other operating revenues for nine months ended September 30, 2006 were $4.8 million, a decrease of approximately $86,000, or 1.8%, from $4.9 million for the nine months ended September 30, 2005. The primary reason for the decrease in sales and other operating revenues was the sale of the Bakersfield store in 2005, which resulted in a gain of $300,052 and is included in sales for the nine months ended September 30, 2005.

Cost of sales for the nine months ended September 30, 2006 was $1.4 million, an increase of $11,000, or 1%, from $1.3 million for the nine months ended September 30, 2005. The increase in cost of sales was primarily due to business growth mitigated by the reduction in supply costs which were renegotiated with vendors.

Gross profit for the nine months ended September 30, 2006 was $3.4 million, a decrease of approximately $97,000, or 2.8%, from $3.5 million for the nine months ended September 30, 2005. The primary reason for the decrease in gross profit was the sale of the Bakersfield store in 2005.

Store expenses were $2.4 million for the nine months ended September 30, 2006, an increase of approximately $204,000, or 9.3%, from $2.2 million for the nine months ended September 30, 2005. The increase was primarily due to the opening of new stores in 2006 and 2005.

Selling and general administrative expenses were $748,000 for the nine months ended September 30, 2006, a decrease of $155,000, or 17.2%, from $903,000 for the nine months ended September 30, 2005. The decrease was primarily due to decreases in staffing support growth and decreases in insurance and professional fees.

Depreciation expenses for the nine months ended September 30, 2006 was $311,000 as compared to 280,000 for the nine months ended September 30, 2005. The increase of $31,000, or 10%, was primarily due to new store openings.

Other income was $39,000 for the nine months ended September 30, 2006 compared with $3,000 of other income for the nine months ended September 30, 2005. The primary reason for the increase was interest income on a note receivable.

Interest expenses for the nine months ended September 30, 2006 was $619,000, an increase of approximately $125,000, or 25.3%, from $494,000 for the nine months ended September 30, 2005. The increase was primarily due to an increase in debt used to finance business growth.

Other expenses for the nine months ended September 30, 2006 was $48,000, a decrease of $17,000 or 26.2%, as compared to $65,000 for the nine months ended September 30, 2005. The decrease in other expense was primarily due to a decrease in the retirement of capitalized business development costs.

Income tax benefit for the nine months ended September 30, 2006 was $4,000 as compared to $110,000 for the nine months ended September 30, 2005. The decrease was a result of an increase in non-deductible expenses.

Net loss for the nine months ended September 30, 2006 was $660,000, an increase of approximately $355,000 as compared to the net loss of $305,000 for the nine months ended September 30, 2005.

Years Ended December 31, 2005 and 2004

Sales and other operating revenues for year ended December 31, 2005 were $6.4 million, an increase of $1.4 million, or 27.9%, from the sales and other operating revenues earned of $5.0 million for the year ended December 31, 2004. The primary reason for the increase in sales and other operating revenues earned was a 9.9% increase in same store sales and the opening of three new stores in 2004. These new stores only had partial year’s sales in 2004 compared with 12 months’ sales in 2005. Additionally, we realized a gain of $300,052 on the sale of its Bakersfield store in 2005.

Cost of sales for the year ended December 31, 2005 was $1.7 million, an increase of approximately $227,000, or 15.1%, from $1.5 million for the year ended December 31, 2004. The increase in cost of sales was primarily due to the opening of three new stores in 2004 and one new store in 2005. Cost of sales as a percentage of net sales for the year ended December 31, 2005 was approximately 27.0%, which was a decrease from 30.0% for the year ended December 31, 2004.

Gross profit for the year ended December 31, 2005 was $4.7 million, an increase of approximately $1.2 million, or 33.4%, from $3.5 million for the year ended December 31, 2004. Our gross margin for the year ended December 31, 2005 was 73.0% as compared with 70.0% for the year ended December 31, 2004.

Store expenses were $3.0 million for the year ended December 31, 2005, an increase of approximately $441,000, or 17.5%, from $2.5 million for the year ended December 31, 2004. The increase was primarily due to the opening of three new stores in 2004 and one new store in 2005.

Selling and general administrative expenses were $1,136,000 for the year ended December 31, 2005, an increase of approximately $245,000, or 27.6%, from $891,000 for the year ended December 31, 2004. The increase was primarily due to an increase in staffing to support growth and travel expenses related to the opening of a Las Vegas retail store and reward/gift card expenses.

Depreciation expenses for the year ended December 31, 2005 was $375,000 as compared to $323,000 for the year ended December 31, 2004. The increase of $52,000, or 16.1%, was primarily due to new store openings.

Other income was $32,000 for the year ended December 31, 2005 compared with $19,000 of other income for the year ended December 31, 2004. The increase is due to interest income on a note receivable.

Interest expenses for the year ended December 31, 2005 was $661,000, an increase of approximately $65,000, or 10.9%, from $596,000 for the year ended December 31, 2004. The increase was primarily due to an increase in debt used to finance business growth.

Net loss for the year ended December 31, 2005 was approximately $379,000, a decrease of approximately $414,000, or 52.2%, from $793,000 for the year ended December 31, 2004.

Liquidity and Capital Resources

At September 30, 2006, we had an accumulated deficit of $3,353,530 and had cash and cash equivalents of approximately $226,000. Prior to November 2006, we have historically financed our business through long-term bank loans and lines of credit and cash provided by operations.

From September 2002 through 2004, we borrowed funds through convertible secured promissory notes in the aggregate principal amount of $1,525,000, bearing interest at a rate of 12% per annum and due and payable on December 31, 2007 (the “Convertible Notes”).

In January 2006, we borrowed the aggregate principal amount of $350,000 (the “First Street Loan”) from First Street Ventures, with interest accruing at a rate of 8% per annum. In October 2006, First Street Ventures entered into a Note Conversion Agreement with JDCO, whereby First Street Ventures agreed to accept 51,775 shares of JDCO’s common stock as partial satisfaction of JDCO’s obligations under the First Street Loan, thereby reducing the principal amount outstanding under the First Street Loan to $175,000. Immediately after the closing of the Merger, we paid the principal amount of $175,000 still outstanding under the First Street Loan to First Street Ventures.

From time to time, we borrowed funds through several promissory notes in the aggregate principal amount of approximately $630,000 (the “Promissory Notes”), $400,000 of which was converted into 118,342 shares of common stock immediately prior to the closing of the Merger. We repaid the remaining aggregate principal amount of $230,000 still outstanding under Promissory Notes immediately after the closing of the Merger.

Pursuant to a business loan agreement dated September 19, 2006 and maturing on July 1, 2007, Summit Bank extended a line of credit to JDCO in the principal amount of $1,500,000 (the “Summit Loan”), guaranteed by Michael Binninger, Steven Binninger, Paul F. Klapper and the Klapper Family Trust, each shareholders of JDCO. Concurrent with the closing of the Merger using proceeds of the Private Placement, we paid off the Summit Loan as well as a line of credit with Wells Fargo Bank, N.A. in the amount of $99,300 and a line of credit with American Express in the amount of $26,500.

On August 30, 2006, JDCO executed a Term Credit Agreement with the Hunter Fund, an affiliated entity of Hunter, the placement agent in connection with the Private Placement described below, for a $500,000 term loan (the “Bridge Financing”). Immediately after the closing of the Merger and using proceeds from the Private Placement, we paid off the Bridge Financing in addition to paying the Hunter Fund a bridge loan fee of $60,000 and a flat interest payment of $50,000.

In November 2006, we received gross proceeds of $10.0 million in a private placement transaction (the “Private Placement”). Each investor in the Private Placement purchased shares of our common stock and five-year warrants to purchase 25% of the common stock purchased by such investor in the Private Placement. For its services as placement agent, Hunter received a fee equal to 10% of the funds placed in the Private Placement. Hunter also received, for nominal consideration, five-year warrants to purchase 2,000,000 shares of our common stock, exercisable nine months from the date of issuance at the same share price of the shares sold in the Private Placement. We also incurred legal and accounting expenses of approximately $270,000. After commission and expenses, we received net proceeds of approximately $8.75 million.

Prior to the closing of the Merger and prior to the closing of the Private Placement, JDCO effectuated a recapitalization whereby (i) all of its outstanding shares of Series A Preferred Stock and Series B Preferred Stock converted into shares of its common stock; (ii) amounts outstanding under its Promissory Notes converted into shares of JDCO common stock; and (iii) amounts outstanding under the Convertible Notes converted into shares of JDCO common stock. Following the recapitalization, but prior to the closing of the Private Placement and the Merger, JDCO had 5,401,230 shares of outstanding common stock and no outstanding shares of preferred stock.

In December 2006, we sold a territory pursuant to a master license agreement to franchise throughout Nevada. In exchange for granting exclusive rights to use Java Detour® technology and trademark in the State of Nevada, we received a licensing fee of $275,000 and will be paid $5,000 for each future franchise sold. Further, we will receive a continuing royalty fee up to 2% of gross sales, 1% of gross sales for marketing and up to a 10% override for supply and equipment items purchased.

Net cash provided by operating activities for the nine months ended September 30, 2006 was approximately $97,000, as compared to approximately $492,000 used during the same period in 2005. The change is primarily the result of an increase in payables as well as an increase in net loss when compared to the nine months ended September 30, 2005. Net cash used by operating activities for the year ended December 31, 2005 was approximately $533,000 as compared to $27,000 used for the year ended December 31, 2004. The increase in cash used in operating activities is primarily the result of an increase in receivables and payables and gain on disposal of property and equipment, partially offset by decrease in net loss during the year ended December 31, 2005.

Net cash used by investing activities was approximately $819,000 for the nine months ended September 30, 2006 compared to approximately $141,000 used in the first nine months of 2005. The increase was a result of increased purchases of property and equipment. Net cash used by investing activities was approximately $270,000 for the year ended December 31, 2005, as compared to net cash used of approximately $974,000 for the year ended December 31, 2004. The decrease was primarily a result of decreased purchases of property and equipment.

Net cash provided by financing activities was approximately $824,000 for the nine months ended September 30, 2006 as compared to approximately $700,000 provided for the nine months ended September 30, 2005. The increase was primarily due to increased proceeds from long-term obligations. Net cash provided by financing activities was approximately $850,000 for the year ended December 31, 2005 compared to cash provided in the amount of $950,000 for the year ended December 31, 2004. The decrease in cash provided was primarily due to increased principal repayments of related party note payables.

Our capital requirements, including development costs related to the opening of additional retail locations and expansion of our franchise retail operations, have been, and will continue to be significant. Our future capital requirements and the adequacy of available funds will depend on many factors, including the pace of our expansion, real estate markets, the availability of suitable site locations and the nature of the arrangements negotiated with landlords. During the remainder of 2006, we intend to expend approximately $75,000 to continue to strategically expand our retail operations while also creating other outlets and distribution points for sales of our products. We believe that our current liquidity and resources will provide sufficient liquidity to fund our operations for at least 12 months.

Off-Balance Sheet Arrangements

None.

New Accounting Pronouncements

We have adopted all accounting pronouncements effective before December 31, 2005, which are applicable to us.

In May 2005, Financial Accounting Standards Board (FASB) issued SFAS 154, Accounting Changes and Error Corrections. This statement replaces APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 differentiates between retrospective application and restatement. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this statement is issued. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase of the effective date of this statement. We are in the process of determining what impact, if any; the adoption of the provisions of SFAS 154 will have on our financial condition or results of operations.

In December 2004, the FASB issued SFAS 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29. This statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The statement also revises the definition of an exchange and added additional scope exceptions. SFAS 153 is effective prospectively for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted. We are in the process of determining what impact, if any; the adoption of the provisions of SFAS 153 will have on our financial condition or results of operations.

In December 2004, the FASB issued SFAS 123 (revised 2004), Share-Based Payments (SFAS 123(R)). This statement requires that the costs of employee share-based payments be measured at fair value on the award’s grant date using an option-pricing model and recognized in the financial statements over the requisite service period. SFAS 123(R) supersedes APB 25, Accounting for Stock Issued to Employees, and its related interpretations, and eliminates the alternative to use APB 25’s intrinsic value-method of accounting, which we currently are using. SFAS 123(R) allows for two alternative transition methods. The first method is the modified prospective application whereby compensation cost for the portion of awards for which the requisite service has not yet been rendered that are outstanding as of the adoption date will be recognized over the remaining service period. The compensation cost for that portion of awards will be based on the grant-date fair value of those awards as calculated for pro forma disclosures under SFAS 123, as originally issued. All new awards and awards that are modified, repurchased or cancelled after the adoption date will be accounted for under the provisions of SFAS 123(R). The second method is the modified retrospective application, which requires that we restate prior-period financial statements. The modified retrospective application may be applied either to all prior periods or only to prior interim periods in the year of adoption of this statement. We currently are determining which transition method we will adopt and are evaluating the impact SFAS 123(R) will have on our financial position, results of operations, EPS and cash flows when the statement is adopted. SFAS 123(R) is effective for us for the first interim or annual reporting period of our first fiscal year that begins on or after December 15, 2005.

In addition, FSP FAS 123(R)-1, Classification and Measurement of Freestanding Financial Instruments Originally Issued in Exchange for Employee Services under FASB Statement No. 123(R), provides additional guidance regarding the accounting treatment for freestanding financial instruments originally issued as employee compensation. Specifically, this instrument would be subject to the recognition and measurement provisions of SFAS 123(R) throughout the instrument’s life, provided the terms of the instrument are not modified after the rights conveyed by the instrument no longer are dependent on whether the holder is an employee.

The guidance in this FSP supersedes FSP EITF 00-19-1, Application of EITF Issue No. 00-19 to Freestanding Financial Instruments Originally Issued as Employee Compensation, and amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This FSP is effective upon initial adoption of SFAS 123(R). We are in the process of determining what impact, if any, the adoption of the provisions of FSP FAS 123(R)-1 will have on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any; the adoption of this statement will have on the financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans − An Amendment of FASB Statements No. 87, 88, 106, and 132(R). One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single-employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. We are required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

Seasonality

Historically, sales in the gourmet coffee industry has experienced variations in sales from quarter-to-quarter due to the temperature changes in specific geographic areas , as well as from a variety of other factors, including, but not limited to, general economic trends, the cost of green coffee, competition, marketing programs, weather and special or unusual events.

DESCRIPTION OF BUSINESS

Overview

We sell high quality gourmet coffees, whole leaf teas, cold blended beverages, fresh fruit smoothies and select baked goods primarily from company-owned and franchised retail stores. Our immediate goal is to capitalize on the success of our company-owned stores with a new national franchisee program that will help us expand the Java Detour® brand into new domestic and international markets. All of our store locations, whether company-owned or franchised, will continue to focus on our core business concepts: consistently providing superior quality, convenience and customer service to all of our customers.

In a very competitive industry, we believe our Java Detour® stores successfully compete with other coffee retailers by offering premium quality beverages, fast service, superior convenience, quality franchise opportunities, and distinct and proprietary menu offerings. As a smaller boutique brand preparing for a national rollout plan we believe we have to address our competition with highly refined drink preparation systems, specialized training procedures and excellent execution.

Retail Stores

Our portfolio of stores includes 14 company-owned and four franchised retail outlets; within our portfolio of stores we offer four distinctly different store footprints designed for flexibility and compatibility within different development and retail venues:

•	stand-alone 600 square foot double drive-through store.

•	stand alone 1,300 square foot single-lane drive-through store with inside seating.

•	1,250 square foot end-cap single-lane drive-through store with inside seating.

•	1,250 square foot inline store without drive-though service.

Store Design and Atmosphere

Our stores are ergonomically designed for speed and efficiency and outfitted with state-of-the art equipment.

Each store features eye-catching contemporary branding designed to maximize customer throughput and drive sales volumes. Our busiest location regularly serves over 135 cars per hour from its drive through lanes during peak morning hours. All of our stores afford customers quick and convenient access into the locations to facilitate fast and convenient customer service. Our stores that feature inside seating offer, in addition to fast, convenient drive through service, a contemporary interior venue where people can meet, work or simply relax while enjoying our delicious beverages.

Company-Owned Stores

Our first drive-through gourmet beverage store opened in California in 1994. As of September 30, 2006, we owned and operated 10 locations in California and 4 locations in Nevada. We believe that with each new store opening, brand awareness and customer loyalty continues to grow. We believe that as we continue to open new company-owned stores our recognition and attractiveness as a brand for both real estate developers and potential new franchisees has also substantially grown.

We have signed a number of strategic agreements designed to expedite our national expansion. In October 2003, we entered into an agreement with First Street Ventures LLC, a national merchant developer based in Sonoma, California (“First Street Ventures”), pursuant to which we developed six turn-key stores over the next 3 years. First Street Ventures is also one of our shareholders. In addition, in June 2006, we entered into an oral development agreement with Focus Brands to open co-branded Java Detour®/Cinnabon stores both nationally and in our international development territories. The first six Cinnabon co-branded test units are expected to be opened in Las Vegas and Northern California by the end of the first quarter of 2007. We have also signed an exclusive development agreement with Pavilion Development in Charlotte, North Carolina to develop 30 stores over the next 36 months in Texas and Florida.

Franchised Stores

The Java Detour franchise opportunity attracts individuals seeking single store ownership, larger area developments and multi-unit operators interested in co-branding opportunities. We sold our first franchise area development in Minnesota and Wisconsin in 2000. As of September 30, 2006, we had four franchised stores in operation.

We evaluate and develop franchising opportunities based upon specific criteria, including demographics, traffic counts, competition, branding and marketing opportunities, and financial considerations. Franchisees must have sufficient financial and operating experience or abilities and their stores must maintain consistent high standard business practices. Franchising also offers challenges, including additional regulatory burdens, sharing of financial rewards with the franchisee and maintaining brand and operating standards in stores that are not operated by our employees. Certain real estate may not fit the profile of a company-owned store location but may be appropriate for a franchised location. Further, certain geographic markets may not be targeted for new company-owned stores in the near future, but may be good markets for immediate franchising.

Franchising is another method of raising capital and creating annuity income streams. For our franchised stores, we earn a one-time initial franchise fee for each individual location and on-going annual royalty and advertising fees based on a percentage of the franchised store’s annual gross sales.

We provide comprehensive support services to our franchisees, including marketing programs, product sourcing, volume purchasing, customer service surveys, complete operations training and business consultation. We have established an intensive in-house training program for our franchisees which includes hands-on in store training on operations, coffee knowledge, merchandising, buying, inventory controls and accounting procedures. We work closely with franchisees on all issues pertaining to store operations; we also regularly survey franchise customers for feedback on product quality and customer service.

Site Selection

We believe site selection for our retail locations is paramount to the success of our retail store growth strategy. We are constantly refining our site selection process to ensure superior site selection. When evaluating potential locations, we consider various site attributes, such as the type of venue, the potential for signage, and whether the location will feature a store design with inside seating, as well as the demographics and attributes of our existing retail store customer base. This process allows us to develop revenue forecasts and a financial plan for all potential locations. We search for geographic areas of expansion in which we believe there is significant demand for our products. Specifically, we target market areas that are close to freeways, schools, hospitals and other large traffic generators. After identifying a potential site, we develop a site plan, space plan and project budget that are approved by the appropriate management and personnel.

Marketing

We believe that consumer interest is increased, and incremental sales occur, when customers are informed about new Java Detour products, special offers, and the premium quality of our products. Accordingly, our strategies include advertising and marketing at the point-of-sale at our stores and outside of our stores. We have developed a successful strategy of using product photos and well designed point of sales pieces to help direct customers into the most profitable drinks and into drinks that can only be purchased at Java Detour stores.

We employ targeted marketing strategies to increase brand awareness and encourage trial and repeat purchases by educating potential customers about the distinctive qualities of Java Detour® products. Our marketing efforts also promote repeat business by reinforcing positive experiences with our fast and friendly service. We rely on a mixture of marketing efforts that are tailored to the specific needs of particular markets or retail stores, including:

•	point-of-purchase marketing, which encourages existing customers to try new products or services;

•	direct marketing, which includes mailings and email distributions which are cost-effective methods to reach new customers and encourage repeat visits from existing customers;

•	promotions and local retail store marketing, which allow us to alert customers to new products, seasonal merchandise and coupon programs; and

•	print advertising, which includes advertising in newspapers and other publications to attract new customers within a particular market.

In addition, we receive free marketing through word-of-mouth communication from our current customers who tell their friends and colleagues about their enjoyable Java Detour® experiences, our quality products and our fast service.

Coffee Beans

While we typically do not enter into supply contracts to purchase coffee beans, we do enter oral agreements for pricing for each 50,000 pounds purchased and we purchase whole coffee beans at the agreed upon price per pound on a net 30 basis. As of September 30, 2006, we had commitments to purchase whole coffee beans at a total cost of $3.69 per pound for our house & french roast blend and $3.44 per pound for espresso and other coffee beans. Through December 31, 2006 we will purchase the remainder of the coffee beans we need at the prices stated above. Going forward, we expect that our supplier will continue to purchase green beans in the spot market at negotiated prices.

Dairy Products

We obtain our dairy products from regional dairy suppliers. In our established markets, we generally have arrangements with a dairy supplier under which we purchase products for fixed prices based upon the commodity price plus a percentage.

Other Non-Coffee Products

We obtain the majority of our other non-coffee products, including specialty teas, paper and plastic goods and food items, from regional or national vendors such as Sysco Foods Inc.

Competition

The retail segment of the gourmet coffee industry remains highly fragmented and, with the exception of Starbucks Corporation (“Starbucks”), contains few companies with strong brand loyalty or a substantial national presence. In addition to Starbucks, our primary competitors in whole bean gourmet coffee sales are primarily regional or local market coffeehouses, such as Coffee Bean Tea & Leaf in the California market. As we continue to expand geographically, we expect to encounter additional regional and local competitors.

Premium coffee brands may serve as substitutes for our whole bean coffee and we also compete indirectly against all other coffee brands on the market.  In addition to competing with other distributors of whole bean coffee, we compete with retailers of prepared beverages, including other coffeehouse chains, numerous convenience stores, restaurants, coffee shops and street vendors.

Despite competing in a fragmented market, consumer demand has continued to rise and, as a result, gourmet coffee brands continue to develop across multiple distribution channels. Several competitors are aggressive in obtaining distribution in specialty grocery and gourmet food stores, and in office, restaurant and food service locations.

We believe that our customers choose among gourmet coffee brands based upon the quality and variety of the coffee and other products, atmosphere, convenience, customer service and, to a lesser extent, price. We believe that our market share in the gourmet coffee market is based on a differentiated position built on superior quality, convenience and consistently fast customer service.

Government Regulation

Each of our retail locations and our roaster’s facility is and will be subject to licensing and reporting requirements by a number of governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire, safety and other departments that have jurisdiction over the development and operation of these locations. Our activities are also subject to the Americans with Disabilities Act and related regulations, which prohibit discrimination on the basis of disability in public accommodations and employment. Changes in any of these laws or regulations could have a material adverse affect on our operations, sales, and profitability. Delays or failures in obtaining or maintaining required construction and operating licenses, permits or approvals could delay or prevent the opening of new retail locations, or could materially and adversely affect the operation of existing retail locations. In addition, we may not be able to obtain necessary variances or amendments to required licenses, permits or other approvals on a cost-effective or timely basis in order to construct and develop store locations in the future.

We believe that we are in compliance in all material respects with all such laws and regulations and that we have obtained all material licenses that are required for the operation of the business. We are not aware of any environmental regulations that have or that we believe will have a material adverse effect on our operations.

Intellectual Property

Intellectual property and other proprietary rights are considered an important part of our success. We place high value on our Java Detour trade name, and we own several trademarks and service marks that have been registered with the United States Patent and Trademark Office, including Java Detour®, “Cold Rush,” “Feel the Cold Rush,” and “Changing the way America buys Coffee.”

In addition to registered and pending trademarks, we consider the packaging for our gourmet coffee beans and the ergonomic design of our stores to be strong identifiers of our brand. Although we consider our packaging and store design to be essential to our brand identity, we have not applied to register these trademarks and trade dress, and thus cannot rely on the legal protections afforded by trademark registration, although we have substantial protection under the existing family of marks that we have registered.

Our ability to differentiate our brand from those of our competitors depends, in part, on the strength and enforcement of its trademarks. We must constantly protect against any infringement by competitors. If a competitor infringes on its trademark rights, we may have to litigate to protect our rights, in which case, it may incur significant expenses and divert significant attention from our business operations.

Employees

As of September 30, 2006, we employed 141 employees, approximately 61 of whom are employed full-time. None of our employees is represented by a labor union and our relations with our employees are good.

Facilities

Our executive offices, product development and manufacturing operations are located in Davis, California, in a leased facility consisting of approximately 2,937 square feet. Pursuant to our lease agreement expiring on December 31, 2010, we pay a base rent of $3,377.50 per month, subject to adjustment pursuant to the terms of the lease agreement, to lease our offices.

We also lease all but two of our company-owned store facilities. All of our existing leases for such facilities are for 5 to 15 years and all but one of the leases have renewal options. We regularly evaluate the economic performance of our company-owned stores and, when feasible, close or sell ones that do not meet our expectations.

Legal Proceedings

We are not aware of any pending or threatened material legal proceedings involving our company or its assets.

MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

The following individuals constitute our board of directors and executive management:

Name	Age	Positions
Michael Binninger	40	Chief Executive Officer and Chairman of the Board of Directors

Steven Binninger	39	President, Chief Operating Officer and a Director

Ronald Sands	40	Chief Financial Officer, Secretary and Director

Michael Binninger has been Chief Executive Officer since inception. Mr. Binninger graduated from the University of California Berkeley. His direct responsibilities include overall company strategic planning, company expansion, real estate acquisition and brand development. He oversees all site selection, lease and purchase negotiations, and construction of new Java Detour® locations. In 2003, Mr. Binninger led the creation of a joint venture agreement between the Company and First Street Ventures under which First Street Ventures committed to develop new stores. More recently he led the negotiations that resulted in Pavilion Development signing on to build 30 stores over the next 36 months in Texas and Florida. Mr. Binninger also led the negotiations with Focus Brands to incorporate Cinnabon Express locations into existing and future Java Detour® stores.

Steven Binninger has been President and Chief Operating Officer since inception. Mr. Binninger graduated with honors from the University of Idaho Business School. In addition to overseeing all store operations and quality control, he is also responsible for new store set-up and operational design, equipment selection and layout. Mr. Binninger develops all proprietary products and drink recipes. He directed the development of Java Detour®’s proprietary chocolate syrups to improve product quality and streamline beverage operations, and laid the groundwork for our company’s wholesale business. He also oversees all aspects of our coffee roasting operations.

Ronald Sands, has been our Chief Financial Officer and Secretary since 2001. Mr. Sands graduated with honors from Menlo College in Atherton, California. He is responsible for identifying and utilizing all capital resources, in addition to directing financing and investing activities. Mr. Sands oversees all product pricing, vendor negotiations and daily accounting procedures for our company. Prior to joining the Company, Mr. Sands was employed by Charles Schwab and was voted named national Manager of the Year for employee development in 2000.

Advisory Board

Sidney J. Feltenstein and his partners recently acquired the restaurant chains Del Taco and Captain D’s. He is a board member of Focus Brands (owners of the Cinnabon brand). He was previously Chief Executive Officer of Yorkshire Global Restaurants, Inc. (holding company for A&W Restaurants, Inc. (“A&W”) and Long John Silver's Restaurants, Inc. (“Long John Silver’s”)) before he helped orchestrate the sale of A&W and Long John Silver’s to Yum Foods. Mr. Feltenstein began his career at the Procter and Gamble Company. In 1972 he joined Dunkin’ Donuts and spent 12 of his 19 years as Chief Marketing Officer. In 1992 he became Executive Vice President of Worldwide Marketing for the Burger King Corporation and is widely credited for reversing an eight year decline in customer traffic. He left Burger King in 1994 to form Yorkshire Global Restaurants. In 2000 Mr. Feltenstein was the recipient of the prestige’s International Franchise Associations Entrepreneur of the Year Award.

Paul F.  Klapper is currently serving as Manager for three private equity funds and has assisted in the start-up of many new businesses including one major retail coffee chain.  Mr. Klapper was responsible for the start-up funding and initial expansion capital of Pasqua Coffees of San Francisco. After receiving Mr. Klapper’s expansion funding, Pasqua later became and acquisition candidate and was eventually bought by Starbucks Coffee. Mr. Klapper served as a Director and shareholder of Yorkshire Global Restaurants, which owned the brand names of A&W Restaurants, Inc. and Long John Silver's Restaurants, Inc. Mr. Klapper has been involved with a significant number of properties in San Francisco, Boston, Houston and other cities.  The most recent development was a Class A high rise office building (approximately 500,000 square feet) in downtown Honolulu. Most recently, Mr. Klapper and his affiliated companies, PFK Acquisition Company I, LLC and PFK Acquisition Group II, LLC have been involved as principals and advisors for the purchase of approximately $500 million in institutionally owned properties and companies.

Andrew Cherng as founder and director of Panda Express, continues to head the privately held company, Panda Restaurant Group. The Panda Restaurant Group operates a successful portfolio of restaurants including Panda Express, Panda Inn, and Hibachi-San. The Panda Restaurant Group is one of the largest family-owned restaurant chains in the world and has over 800 restaurants covering 34 states, Puerto Rico and Japan.

Family Relationships

Michael Binninger and Steven Binninger are brothers. Other than the foregoing, there are no family relationships among the individuals comprising our Board of Directors, management or other key personnel.

Committees of the Board of Directors

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by its Board of Directors as a whole. We are not required to maintain such committees under the rules applicable to companies that do not have securities listed or quoted on a national securities exchange or national quotation system. We intend to create board committees in the near future.

Director Compensation

We did not and we do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for the three fiscal years ended December 31, 2005 of the chief executive officer and the two other executive officers of JDCO (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	All Other Compensation (1)	Total
Michael Binninger	2005	$131,987	$7,200	$139,187
Chief Executive Officer	2004	143,999	7,200	$151,199
	2003	150,782	7,200	$157,982

Steven Binninger	2005	$131,984	$7,200	$139,184
President	2004	143,997	7,200	$151,197
	2003	144,000	7,200	$151,200

Ronald Sands	2005	$109,945	$7,200	$117,145
Chief Financial Officer	2004	119,990	7,200	$127,190
	2003	128,403	7,200	$135,603

(1) Relates to annual car allowance

Stock Option Plan

Immediately after the closing of the Private Placement and the Merger, our Board of Directors and the shareholders approved the 2006 Java Detour, Inc. Equity Incentive Plan (the “Stock Option Plan”). In connection with the Stock Option Plan, we granted an aggregate of 2,324,165 options to our directors, officers and employees. The Stock Option Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards. Administration of the Stock Option Plan is carried out by our Board of Directors or any committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the Stock Option Plan. Our employees, officers and directors (including employees, officers and directors of our affiliates) are eligible to participate in the Stock Option Plan. The administrator of the Stock Option Plan will select the participants who are granted stock options or stock awards and, consistent with the terms of the Stock Option Plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the administrator. Under the Stock Option Plan, the maximum number of shares of common stock that may be subject to stock options or stock awards is 4,249,167.

Deferred Compensation Plan

The named executive officers are eligible to voluntarily participate in an unfunded, nonqualified plan for the purpose of deferring current compensation for retirement savings (the “Deferred Compensation Plan”). Pursuant to the Deferred Compensation Plan, participants can choose to defer all or a portion of qualifying remuneration payable (consisting of base salary, annual bonus or long-term incentive compensation), which can be invested in various investment options generally available to the investment community, including common stock of our common shares. None of the investment options offered under the Deferred Compensation Plan provides an above-market rate of interest.

As of December 31, 2005, none of the Named Executive Officers had a vested balance under the Deferred Compensation Plan.

Employment and Severance Arrangements

Each of Michael Binninger, Steven Binninger and Ronald Sands are parties to five-year employment agreements with JDCO expiring in November 2011 unless renewed upon mutual written consent, further to which each employee is paid an annual salary of $205,900, $199,800, and $199,800, respectively. Each employment agreement also contains a non-competition provision and provides for severance compensation in the event of termination without cause or upon a change of control. In the event that an executive officer of the Company is terminated without cause or upon a change of control, such executive shall be entitled to receive as severance compensation his base salary at the rate payable at the time of such termination for a period of 12 months from the date of termination. Such executive shall also be entitled to accelerated vesting of any awards granted to the executive under our Stock Option Plan to the extent provided in the stock option agreement entered into at the time of such grant. Further, such executive shall be entitled to accelerated vesting of and awards granted to the executrix under our Stock Option Plan upon a change of control. In addition, we shall transfer to such executive all insurance policies maintained on the life or disability of the executive at no cost to the executive, to the extent that such policies permit transfer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interlocking Directorships

Upon closing of the Merger, JDCO became our wholly-owned subsidiary, which has interlocking executive and director positions with JDCO.

Reverse Merger

In November 2006, we closed the Merger with JDCO. At the closing, JDCO became our 100% wholly-owned subsidiary and the shareholders of JDCO exchanged their shares of JDCO common stock for shares of our common stock on a 1-for-23.696 basis. As of the close of the Merger, Michael Binninger, Steven Binninger and Ronald Sands collectively own 31.6% of the issued and outstanding stock of our company. Michael Binninger, Steven Binninger and Ronald Sands are officers and directors of JDCO.

First Street Ventures LLC and our Company

First Street Ventures and the Company were parties to a Development Agreement dated October 14, 2003 (as amended, the “Development Agreement”), whereby First Street Ventures developed turn-key stores under the Java Detour® brand during the term of the Development Agreement. Pursuant to the terms of the Development Agreement, First Street Ventures has also received 295,455 shares of our common stock from Michael Binninger, Steven Binninger and Ronald Sands as partial consideration for services provided therein. For each store that First Street Ventures developed in connection with the Development Agreement, First Street Ventures formed an LLC (each, a “Project Entity”) to develop each such store and act as the general partner for each Project Entity. Upon the formation of each Project Entity, First Street Ventures issued membership interests constituting a 15% interest in such Project Entity to the other shareholders of the Company.

Retail Store Acquisitions and Dispositions

Java Detour, LLC (predecessor in interest to JDCO) acquired its Citrus Heights store location from Steven Binninger pursuant to an Asset Purchase Agreement dated as of June 26, 2002 (the “Citrus Heights Agreement”). The terms of the Citrus Heights Agreement provided for a purchase price of $325,000, paid in part with a seven-year promissory note (the “Citrus Heights Note”) for the principal amount of $245,000 and secured by the Citrus Heights store location. The Citrus Heights Note was made on July 22, 2002 and accrued interest at a rate of 10% per annum. Immediately after the closing of the Merger, we paid off the principal amount outstanding on the Citrus Heights Note.

Loan Agreements

In January 2006, First Street Ventures made a loan to the Company guaranteed by Michael Binninger, Steven Binninger, and Ronald Sands, in the principal amount of $350,000 evidenced by a promissory note (the “First Street Note”) with interest accruing at a rate of 8% per annum. In October 2006, First Street Ventures entered into a Note Conversion Agreement with JDCO, whereby First Street Ventures agreed to accept 51,775 shares of JDCO’s common stock as partial satisfaction of JDCO’s obligations under the First Street Note, thereby reducing the principal amount outstanding under the First Street Note to $175,000. Immediately after the closing of the Merger, we paid the principal amount of $175,000 still outstanding under the First Street Note to First Street Ventures.

Pursuant to a promissory note dated September 19, 2006 and maturing on July 1, 2007, Summit Bank extended a line of credit to the Company in the principal amount of $1,500,000 (the “Summit Line of Credit”), guaranteed by Michael Binninger, Steven Binninger, Paul F. Klapper and the Klapper Family Trust, each shareholders of the Company. In consideration for the Klapper Family Trust’s and Paul F. Klapper’s guaranty of the Summit Line of Credit, the Company agreed to (i) pay Paul F. Klapper $2,000 per month for 60 months beginning in August 2004; (ii) issue to the Klapper Family Trust warrants to acquire up to 72,072 shares of our common stock at an exercise price of $3.38 per share at any time within six years, such warrants exercised by the PFK Development Group Ltd. in October 2006; and (iii) execute a promissory note in favor of PFK Development Group Ltd. in the principal amount of $120,000, such note converted into 30,178 shares of JDCO’s common stock further to the Merger as satisfaction in full of JDCO’s obligations under the note.

In addition to guaranteeing the First Street Note and Summit Line of Credit, Michael Binninger and Steven Binninger also guaranteed several equipment and property leases entered into by JDCO.

In connection with an Agreement for the Purchase and Sale of Stock dated as of June 7, 2002, whereby Java Detour LLC, the predecessor in interest to JDCO, acquired from Michael Binninger and Steven Binninger all of their stock in Java Detour, Inc., a California corporation, JDCO executed two promissory notes, each dated June 7, 2002, in favor of Steven Binninger and Michael Binninger, respectively. The promissory notes were each made in the principal amount of $325,815, accruing interest at 10% per annum and due and payable on June 7, 2012. On October 11, 2006, JDCO entered into a Satisfaction Agreement for Promissory Notes with Michael Binninger and Steven Binninger, whereby Michael Binninger and Steven Binninger each agreed to accept $130,000 cash and 57,786 shares of JDCO’s common stock as satisfaction in full of JDCO’s obligations under the promissory notes. Such cash was paid to Michael Binninger and Steven Binninger upon the closing of the Merger.

Java Detour Licensing Agreement

Pursuant to a Master Licensing Agreement (the “Java Detour Licensing Agreement”) dated as of August 1, 2002, JDCO granted Java Detour, a California corporation, an exclusive license to open and operate Java Detour® stores and to franchise others to do so as well. In June 2002, JDCO acquired all of the issued and outstanding stock in Java Detour and Java Detour became a wholly-owned subsidiary of JDCO. The term of the Java Detour Licensing Agreement is 10 years and Java Detour has the option to renew for two successive terms of 10 years each by written notice not less than 90 days prior to expiration. Java Detour currently pays JDCO a royalty equal to 75% of gross revenues received each month in connection with the Java Detour Licensing Agreement.

Hunter World Markets, Inc. and our Company

In November 2006, Hunter World Markets, Inc. (“Hunter”) acquired 1,125,000 shares of our common stock from our then controlling stockholder for $225,000, said shares representing approximately 92.3% of our outstanding common stock prior to the Merger.

On August 30, 2006, JDCO executed a Term Credit Agreement with the Hunter Fund, an affiliated entity of Hunter, for a $500,000 term loan (the “Bridge Financing”). In connection with the Bridge Financing, JDCO paid the Hunter Fund a bridge loan fee of $60,000 and a flat interest payment of $50,000. In addition, JDCO issued Hunter five-year warrants to purchase 500,000 shares of common stock at a per share exercise price of $0.60. The Bridge Financing was repaid with a portion of the proceeds of the Private Placement.

For its services as the placement agent, Hunter was paid a fee equal to 10% of the gross proceeds from the Private Placement. In addition, we also issued Hunter 793,403 shares of common stock for consulting services rendered. Further to the Merger, Hunter also earned five-year warrants (the “Placement Agent Warrants”) to purchase 2,000,000 shares of common stock, exercisable nine months from the date of issuance at the same per share price of the warrants sold in the Private Placement. Upon the closing of the Merger and the Private Placement, Hunter and its affiliates beneficially own 2,418,403 shares of our common stock or approximately 8.4% of the common stock outstanding, which excludes shares underlying the Placement Agent Warrants.

INDEMNIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS AND
LIMITATION OF LIABILITY

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify its officers and directors against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to the Company and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of its directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by its Board of Directors by a majority vote of a quorum of disinterested Board members that (i) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (ii) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the SEC, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We may enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. As of the Effective Time of the Merger, we have not entered into any indemnification agreements with its directors or officers, but may choose to do so in the future. Such indemnification agreements may require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or legal proceedings involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are currently exercisable or become exercisable within 60 days of the closing of the Merger on November 30, 2006 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Immediately after the closing of the Private Placement and Merger, we had 28,327,778 issued and outstanding shares of common stock, no outstanding shares of preferred stock, 2,324,165 options to purchase shares of our common stock and 5,020,000 warrants to purchase shares of our common stock.

The following table sets forth certain information with respect to beneficial ownership of our common stock immediately after the closing of the Merger and Private Placement, based on 28,327,778 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each executive officer;

•	Each director; and

•	All of the executive officers and directors as a group.

Unless otherwise indicated, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Unless otherwise indicated, the address of each stockholder listed in the table is c/o Java Detour, Inc., 2121 Second Street, Building C, Suite 105, Davis, California, 95616.

Name and Address of Beneficial Owner	Title	Beneficially Owned Post-Merger		Percent of Class
Directors and Officers:

Michael Binninger	Chief Executive Officer and Chairman of the Board of Directors	3,474,465		12.3%

Steven Binninger	President, Chief Operating Officer and Director	3,474,465		12.3%

Ronald Sands	Chief Financial Officer and Director	1,974,463		7.0%

All executive officers and directors as a group (3 persons)		8,923,393		31.6%

Five Percent Shareholders:

Absolute Return Europe Fund c/o Hunter World Market, Inc. 9300 Wilshire Blvd., Penthouse Suite Beverly Hills, CA 90212		4,375,000	(1)	15.0%

European Catalyst Fund c/o Hunter World Market, Inc. 9300 Wilshire Blvd., Penthouse Suite Beverly Hills, CA 90212		3,125,000	(2)	10.8%

Absolute Octane Fund c/o Hunter World Market, Inc. 9300 Wilshire Blvd., Penthouse Suite Beverly Hills, CA 90212		2,500,000	(3)	8.7%

Hunter World Markets, Inc. 9300 Wilshire Blvd., Penthouse Suite Beverly Hills, CA 90212		2,418,403	(4)	8.4%

Absolute German Fund c/o Hunter World Market, Inc. 9300 Wilshire Blvd., Penthouse Suite Beverly Hills, CA 90212		1,875,000	(5)	6.5%

(1) This amount includes 875,000 shares of common stock underlying warrants that are currently exercisable. As Chief Investment Officer and control person of Absolute Return Europe Fund, Florian Homm may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Homm disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

(2) This amount includes 625,000 shares of common stock underlying warrants that are currently exercisable. As control person of European Catalyst Fund, Peter Irblad may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Irblad disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

(3) This amount includes 500,000 shares of common stock underlying warrants that are currently exercisable. As control person of Absolute Octane Fund, Jens Peters may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Peters disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

(4) This amount includes (i) 1,918,403 shares of our common stock owned by Hunter World Markets, Inc. (“Hunter”) and its affiliates and (ii) warrants issued to Hunter currently exercisable into 500,000 shares of our common stock, but excludes 2,000,000 warrants issued to Hunter which are not exercisable until September 1, 2007, nine months from the date of issuance. Todd Ficeto is President, Chief Executive Officer, and control person of Hunter and may be deemed to have voting and investment power over the shares held by Hunter. Mr. Ficeto disclaims beneficial ownership of the shares held by Hunter except to the extent of his pecuniary interest therein.

(5) This amount includes 375,000 shares of common stock underlying warrants that are currently exercisable. As control person of Absolute German Fund, Frank Siebrecht may be deemed to have voting and investment powers for the shares held by the foregoing funds. Mr. Siebrecht disclaims beneficial ownership of the shares held by foregoing funds except to the extent of his proportionate pecuniary interest therein.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 75,000,000 shares of common stock, $.001 par value per share, of which 28,327,778 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. Holders of our common stock:

•	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

•	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

•	do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

•	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

At the completion of the Merger and Private Placement, Michael Binninger, Ronald Sands, and Steven Binninger beneficially own approximately 31.6% of the outstanding shares of our common stock. Accordingly, after completion of the Merger, these stockholders are in a position to substantially influence our affairs.

Preferred Stock

We do not currently have any shares of preferred stock authorized or outstanding.

Warrants

In connection with the Bridge Financing and the Private Placement, we issued Investor Warrants, Bridge Warrants and Placement Agent Warrants to purchase shares of common stock. Also, in connection with the acquisition by Hunter of the shares of our common stock from a controlling shareholder prior to the Merger, we issued the controlling shareholder warrants to purchase 20,000 shares of our common stock. Immediately after the closing of the Merger and the Reincorporation, we had warrants to purchase 5,020,000 shares of its common stock outstanding, exercisable at prices ranging from $0.60 to $2.00 per share for a five-year period from the date of issuance.

Delaware Anti-Takeover Law and Charter Bylaws Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our Board of Directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent

The transfer agent and registrar for our common stock is Olde Monmouth Stock Transfer Corporation.

Listing

The shares of our common stock are currently quoted for trading on Pink Sheets. As of December 22, 2006, our shares have been listed under the symbol “JVDE.” Prior to December 22, 2006, our shares were listed under the symbol “MUCI.”

SHARES ELIGIBLE FOR FUTURE SALE

All of the 10,000,000 shares registered in this prospectus will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act").  If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

Rule 144

In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned shares of our common stock for at least one year, including the holding period of any prior owner, except if the prior owner was one of our affiliates, would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding (which will equal approximately 283,278 immediately after this offering); or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold  for at least two years, including the holding period of any prior owner except one of our affiliates, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, 144(k) shares could be sold immediately upon the completion of this offering.

Registration

We are registering for resale up to 10,000,000 shares of our common stock held by the selling stockholders named under this prospectus. None of these shares are being offered by us and we will not receive any proceeds from the sale of these shares. For additional information, see above under “Prospectus Summary - Recent Events - The Merger” and “- The Private Placement.”

In addition, we agreed to file a registration statement with the Securities and Exchange Commission to register (i) the shares of common stock underlying the warrants issued in the Private Placement and (ii) 4,418,403 shares of common stock held by Hunter World Markets, Inc. and its affiliates, which includes the 2,000,000 shares underlying the warrants issued to Hunter further to the Private Placement. We must file the subsequent registration statement within the later of (i) ten business days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares of common stock issued in the Private Placement, or (ii) such date later than that set forth in subparagraph (i) above as directed by Hunter.

PLAN OF DISTRIBUTION

The selling stockholders of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

SELLING STOCKHOLDERS

The following table provides as of December 1, 2006 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

•	the number of shares owned by each stockholder prior to this offering;

•	the percentage owned by each stockholder prior to completion of the offering;

•	the total number of shares that are to be offered for each stockholder;

•	the total number of shares that will be owned by each stockholder upon completion of the offering; and

•	the percentage owned by each stockholder upon completion of the offering.

In November 2006, we received gross proceeds of $10.0 million in a private placement transaction (the “Private Placement”). Pursuant to Securities Purchase Agreements entered into with the investors, we sold an aggregate of 10,000,000 shares of common stock and five-year warrants (the “Investor Warrants”) to purchase 2,500,000 shares of common stock at a per share exercise price of $2.00. In addition, we agreed to file a registration statement covering the common stock sold in the Private Placement within 30 days of the closing of the Merger pursuant to the Share Registration Rights Agreement with each investor. The 10,000,000 shares of common stock are being registered under this prospectus.

We also agreed to register (i) the 2,500,000 shares underlying the Investor Warrants plus (ii) the 4,418,403 shares of common stock owned by Hunter and its affiliates, which includes the 500,000 shares underlying the warrants issued to Hunter further to the Bridge Financing and the 2,000,000 shares underlying the warrants issued to Hunter further to the Private Placement, in a subsequent registration statement filed within the later of (i) ten business days after the end of the six-month period that immediately follows the date on which we file the registration statement to register the shares issued in the Private Placement, or (ii) such date later than that set forth in subparagraph (i) above as directed by Hunter.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Percentage of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Registered for Sale Hereby	Number of Shares of Common stock Beneficially Owned After Completion of the Offering (2)	Percentage of Shares of Common Stock Beneficially Owned After Completion of the Offering (2)
Absolute Return Europe Fund	4,375,000	(3)	15.0%	3,500,000	875,000	3.0%
European Catalyst Fund	3,125,000	(4)	10.8%	2,500,000	625,000	2.2%
Absolute Octane Fund	2,500,000	(5)	8.7%	2,000,000	500,000	1.7%
Absolute German Fund	1,875,000	(6)	6.5%	1,500,000	375,000	1.3%
Absolute Large Cap Fund	375,000	(7)	1.3%	300,000	75,000	*
Absolute India Fund	250,000	(8)	*	200,000	50,000	*

* Indicates less than 1.0%.

(1)
Based on 28,327,778 shares of common stock outstanding as of the date of this prospectus. The number of shares of our common stock outstanding excludes (i) 5,020,000 shares of our common stock issuable upon exercise of outstanding warrants and (ii) 2,324,165 shares of our common stock issuable upon exercise of outstanding options.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(3)
Includes 875,000 shares of common stock underlying warrants that are currently exercisable. As Chief Investment Officer and control person of Absolute Return Europe Fund, Florian Hamm may be deemed to have voting and investment powers for the shares held by the foregoing fund. Mr. Homm disclaims beneficial ownership of the shares held by the foregoing fund except to the extent of his proportionate pecuniary interest therein.

(4)
Includes 625,000 shares of common stock underlying warrants that are currently exercisable. As control person of European Catalyst Fund, Peter Irblad may be deemed to have voting and investment powers for the shares held by the foregoing fund. Mr. Irblad disclaims beneficial ownership of the shares held by the foregoing fund except to the extent of his proportionate pecuniary interest therein.

(5)
Includes 500,000 shares of common stock underlying warrants that are currently exercisable. As control person of Absolute Octane Fund, Jens Peters may be deemed to have voting and investment powers for the shares held by the foregoing fund. Mr. Peters disclaims beneficial ownership of the shares held by the foregoing fund except to the extent of his proportionate pecuniary interest therein.

(6)
Includes 375,000 shares of common stock underlying warrants that are currently exercisable. As control person of Absolute German Fund, Frank Siebrecht may be deemed to have voting and investment powers for the shares held by the foregoing fund. Mr. Siebrecht disclaims beneficial ownership of the shares held by the foregoing fund except to the extent of his proportionate pecuniary interest therein.

(7)
Includes 75,000 shares of common stock underlying warrants that are currently exercisable. As control person of Absolute Large Cap Fund, Antonio Porsia may be deemed to have voting and investment powers for the shares held by the foregoing fund. Mr. Porsia disclaims beneficial ownership of the shares held by the foregoing fund except to the extent of his proportionate pecuniary interest therein.

(8)
Includes 50,000 shares of common stock underlying warrants that are currently exercisable. As control person of Absolute India Fund, Omar Aouane may be deemed to have voting and investment powers for the shares held by the foregoing fund. Mr. Aouane disclaims beneficial ownership of the shares held by the foregoing fund except to the extent of his proportionate pecuniary interest therein.

None of the selling stockholders, to our knowledge, has had a material relationship with our company other than as a shareholder at any time within the past three years.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick & Lockhart Nicholson Graham LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Java Detour, Inc. as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004, appearing in this Prospectus and Registration Statement have been audited by AJ. Robbins, P.C., Certified Public Accountants, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. We will be required to file annual, quarterly and special reports, proxy statements and other information with the SEC commencing sixty days from the date on which we filed our registration statement on Form 10 with the SEC.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E. Washington, DC 20549. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

JDCO, Inc., d.b.a. Java Detour

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AJ. ROBBINS, P.C.

Certified Public Accountants

216 Sixteenth Street

Suite 600

Denver, Colorado 80202

To The Board of Directors and Stockholders of
JDCO, Inc., d.b.a. Java Detour
Davis, California

We have audited the accompanying consolidated balance sheet of JDCO, Inc., d.b.a. Java Detour and Subsidiary as of December 31, 2005, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for each of the years in the two year period then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of JDCO, Inc., d.b.a. Java Detour and Subsidiary as of December 31, 2005, and the consolidated results of their operations and consolidated cash flows for each of the years in the two year period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ AJ. Robbins PC.

AJ. Robbins PC
Certified Public Accountants

Denver, Colorado
October 10, 2006

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

ASSETS (Substantially Pledged)
CURRENT ASSETS:
Cash and cash equivalents	$124,466
Accounts receivable, net	61,592
Due from stockholders	75,959
Current portion of notes receivable	15,570
Inventories	53,554
Deferred offering costs	150,655
Prepaid expenses	22,307
Total current assets	504,103

NONCURRENT ASSETS:
Notes receivable, net of current portion	436,002
Property and equipment, net	4,117,310
Intangibles	80,165
Prepaid expenses	12,318
Deferred tax assets	481,651
Other assets	70,351

TOTAL ASSETS	$5,701,900

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$405,080
Deferred revenue	18,000
Notes payable	55,260
Capital lease obligations	134,019
Related party notes payable	367,758
Accrued expenses and other current liabilities	177,729
Total current liabilities	1,157,846

Notes payable, net of current portion	941,062
Capitalized leases obligations, net of current portion	584,591
Lines of credit payable	1,630,026
Convertible notes payable, net of discount	1,315,393
Related party notes payable, net of current portion	553,638
Related party convertible notes payable	470,000
Deferred rent	178,026
Preferred dividends payable	128,404
Total liabilities	6,958,986

COMMITMENTS AND CONTINGENCIES	-
STOCKHOLDERS’ EQUITY (DEFICIT):
Series A, 6% Cumulative Convertible Preferred stock,
$0.001 par value; 379,870 shares authorized; 295,454
shares issued and outstanding	296
Series B, 6% Cumulative Convertible Preferred stock,
$0.001 par value; 300,000 shares authorized; 0 shares
issued and outstanding	-
Common stock, $0.001 par value; 10,000,000 shares authorized;
3,671,297 shares issued and outstanding	3,671
Additional paid in capital	1,387,060
Accumulated deficit	(2,648,113)
Total stockholders’ equity (deficit)	(1,257,086)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,701,900

The accompanying notes are an integral part of these consolidated financial statements.

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
OPERATING REVENUES:
Sales and other operating revenues	$6,400,147	$5,003,240
Cost of sales	(1,726,677)	(1,499,693)
Gross profit	4,673,470	3,503,547

OPERATING EXPENSES:
Store expenses:
Direct and indirect labor	1,883,619	1,613,754
Controllable expenses	396,333	328,424
Non-controllable expenses	680,436	577,026
Total store expenses	2,960,388	2,519,204

Selling, general and administrative expenses	1,136,506	891,326
Depreciation	374,792	322,515

Total operating expenses	4,471,686	3,733,045

INCOME (LOSS) FROM OPERATIONS	201,784	(229,498)
OTHER INCOME/(EXPENSE):
Other income	32,292	19,092
Interest expense	(660,732)	(595,868)
Other expenses	(86,744)	(134,399)
Total other income/(expense)	(715,184)	(711,175)

NET (LOSS) BEFORE INCOME TAXES	(513,400)	(940,673)

INCOME TAX BENEFIT	135,212	147,743

NET (LOSS)	$(378,188)	$(792,930)

PREFERRED STOCK DIVIDENDS	(59,916)	(59,916)

NET LOSS ATTIBUTED TO COMMON
STOCKHOLDERS	$(438,104)	$(852,846)

NET (LOSS) PER SHARE:
BASIC AND DILUTED	$(0.12)	$(0.24)

WEIGHTED AVERAGE SHARES
OUTSANDING:
BASIC AND DILUTED	3,648,789	3,611,111

The accompanying notes are an integral part of these consolidated financial statements.

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2005 AND 2004

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance December 31, 2003	295,454	$296	3,611,111	$3,611	$1,170,934	$(1,357,163)	$(182,322)

Value of warrants granted to stockholder
for signing as guarantor on line of credit					55,258		55,258
Beneficial conversion feature of convertible notes payable					31,250		31,250
Declaration of preferred dividends						(59,916)	(59,916)
Amortization of warrants granted with preferred stock					14,839		14,839
Net loss for the year						(792,930)	(792,930)

Balance, December 31, 2004	295,454	$296	3,611,111	$3,611	$1,272,281	$(2,210,009)	$(933,821)

Sale of common stock			60,186	60	99,940		100,000
Declaration of preferred dividends						(59,916)	(59,916)
Amortization of warrants granted with preferred stock					14,839		14,839
Net loss for the year						(378,188)	(378,188)

Balance, December 31, 2005	295,454	$296	3,671,297	$3,671	$1,387,060	$(2,648,113)	$(1,257,086)

The accompanying notes are an integral part of these consolidated financial statements.

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
Net income/(loss)	$(378,188)	$(792,930)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	374,792	322,515
Loss (gain) on disposal of fixed assets	(226,519)	108,799
Amortization of beneficial conversion feature	19,804	15,339
Value of warrants granted to shareholder for loan guarantee		55,258
Amortization of fair value of warrants granted in connection with
issuance of preferred stock	14,839	14,839
Changes in operating assets & liabilities
Accounts receivable	(47,930)	54,395
Due from stockholders	(42,332)	(33,627)
Inventories	(5,022)	(16,260)
Deferred offering costs	81,777	81,777
Prepaid expenses	(16,677)	(9,166)
Deferred tax assets	(136,812)	(152,510)
Other assets	42,623	(87,275)
Accounts payable	(309,813)	239,813
Deferred revenue	(9,000)
Accrued expenses and other current liabilities	41,054	136,668
Deferred rent	64,349	35,682
NET CASH (USED IN) OPERATING ACTIVITIES	(533,055)	(26,683)

CASH FLOW FROM (TO) INVESTING ACTIVITIES
Purchase of property and equipment	(269,609)	(986,952)
Proceeds from sale of property and equipment	-	24,400
Issuance of notes receivable	(6,250)	-
Payments received on notes receivable	5,046	-
Intangible assets	-	(11,667)
NET CASH (USED IN) INVESTING ACTIVITIES	(270,813)	(974,219)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES
Principal repayments of notes payable	(50,122)	(47,922)
Principal repayments of capital lease obligations	(111,992)	(102,071)
Proceeds from lines of credit	944,647	559,873
Principal repayments of lines of credit	(3,099)	(1,890)
Proceeds from related party notes payable	131,107	555,205
Principal repayments of related party notes payable	(460,239)	(137,840)
Proceeds from related party convertible notes payable	300,000	125,000
Proceeds from issuance of common stock	100,000	-
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	850,302	950,355

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	46,434	(50,547)

Cash and cash equivalents, at beginning of period	78,032	128,579

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$124,466	$78,032

NONCASH INVESTING AND FINANCING ACTIVITY:
Acquisition of property and equipment under capital leases	$144,780	$428,246
Sale of property and equipment for note receivable	$451,572	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$578,955	$429,062
Cash paid for income taxes	$1,600	$4,767

The accompanying notes are an integral part of these consolidated financial statements.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

JDCO, Inc., d.b.a. Java Detour, (the Company) was incorporated in Davis, California, on August 1, 2002, with the purchase of Java Detour, LLC (the LLC). The Company owns and operates eleven Java Detour cafés in California and Nevada. The Company sells high-quality gourmet coffees, whole leaf teas, cold-blended beverages, fresh fruit smoothies and select baked goods to its customers from uniquely designed retail stores specialized in providing fast and convenient customer service.

Principles of Consolidation

The financial statements reflect the consolidation of Java Detour, Inc., a wholly-owned subsidiary of JDCO, Inc. Java Detour, Inc., who is a franchisor of Java Detour cafés, has four franchised outlets in the north central United States of America. Material intercompany transactions have been eliminated.

Stock Based Compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, the Company would have accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. As of December 31, 2005 and 2004 the Company did not have a stock option plan and as such, no options were granted to employees during those periods.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, deferred revenue, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly-liquid instruments purchased with a remaining maturity of three months or less to be cash equivalents.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk related to cash.

Accounts Receivable

Accounts receivable are stated at amounts due from customers or individuals net of an allowance for doubtful accounts. Accounts longer than the contractual payment terms are considered past due.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts resulting from the inability, failure or refusal of customers to make required payments.  The Company determines the adequacy of this allowance by regularly reviewing the accounts receivable aging and applying various expected loss percentages to certain accounts receivable categories based upon historical bad debt experience.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Notes Receivable

Notes receivable are stated at amounts due from an individual that acquired the assets of a store. The Company routinely evaluates the collectability of the notes to determine if there is any risk of default.

Deferred Offering Costs

Deferred offering costs, consisting of legal and filing fees relating to a future offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed. Costs associated with debt offerings will be capitalized and amortized over the terms of the debt. If the debt is repaid before it is due, or the debt is converted, the Company will expense the remaining unamortized balance of these costs at that time.

Inventories

Inventories consist of coffee and other beverage ingredients, cups, napkins, and other serving goods, and are valued at the lower of cost or market, computed on the first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The estimated lives in determining depreciation are recognized primarily on the straight-line method over estimated useful lives of five to seven years for equipment, signs, vehicles, and site preparation and engineering. For leasehold improvements and buildings, the Company depreciates the assets over the shorter of their estimate useful lives or original lease terms.

Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. No impairment was recorded during the years ended December 31, 2005 or 2004.

Deferred Rent

For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent of $178,026 at December 31, 2005. The liability will be satisfied through future rental payments.

Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. The Company records deferred income tax assets and liabilities based up the difference between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the taxes paid and payable for the period and the change during the period in the net deferred income tax assets and liabilities.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Revenue Recognition

Initial Franchise Fees. Initial franchise fee income is recognized as revenue upon the Company’s material and substantial performance of its obligations under the Franchise Agreement, which usually occurs at the commencement of operations of the individual location, unless it can be demonstrated that substantial performance has occurred before this time. Initial franchise fee income amounted to $0 and $5,000 for the years ended December 31, 2005 and 2004, respectively.

Regional Director Fees. Regional director fee income is recognized on a pro rata basis of the required quota of stores to be opened upon the Company’s material and substantial obligations under the Regional Director Marketing Agreement, which usually occurs upon the Company’s approval of applicants to become franchisees provided by the Regional Marketing Director. Regional director fee income amounted to $9,000 and $9,000 for the years ended December 31, 2005 and 2004, respectively.

Royalties. Royalty income of 3% of defined net sales is earned based on sales by franchisees and is recognized monthly as revenue when the related sales are reported to the Company. Royalty income amounted to $44,282 and $29,893 for the years ended December 31, 2005 and 2004, respectively.

Promotional Fund Fees. Promotional fund fee income of 1% of defined net sales is recognized as revenue when the promotional fund fee expenses are incurred by the Company. Promotional fund fee income amounted to $14,760 and $9,964 for the years ended December 31, 2005 and 2004, respectively.

Retail Revenues. Company-operated retail store revenues are recognized when payment is tendered at the point of sale. Retail revenues amount to $6,032,053 and $4,949,383 for the years ended December 31, 2005 and 2004, respectively.

Deferred Revenue

Deferred revenue consists of the portion of the initial franchise fees received from franchisees who have not commenced operations, the pro rata portion of the initial fees received from Regional Marketing Directors of which the Company has not approved franchisee applications for the required quota, and the excess, if any, of the 1% weekly promotional fund fees received from franchisees less the related promotional fund expenses incurred by the Company.

Rewards/Gift Cards

Revenues from the Company’s stored value cards, such as the Java Detour rewards/gift card, are recognized when tendered for payment or upon redemption. Outstanding customer balances are included in “Accrued expenses and other current liabilities” on the accompanying consolidated balance sheet. There are no expiration dates on the Company’s rewards/gift cards and Java Detour does not charge any service fees that cause a decrement to customer balances. As of December 31, 2005 the Company has recorded $67,011 in accrued expenses and other current liabilities for the stored value cards.

While the Company will continue to honor all stored rewards/gift cards presented for payment, management may determine the likelihood of redemption to be remote for certain card balances due to, among other things, long periods of inactivity. In these circumstances, to the extent management determines there is no requirement for remitting card balances to government agencies under unclaimed property laws, card balances may be recognized in the consolidated statements of operations in “Other income.” For the years ended December 31, 2005 and 2004, respectively, the Company did not recognize any such income.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Earnings Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At December 31, 2005 and 2004, the Company’s potential dilutive securities included 191,254 and 190,254 common share purchase warrants granted to consultants or in connection with investments, respectively.   The Company’s potential dilutive securities also included 295,454 shares of common stock that are issuable upon the conversion of the Company’s series ‘A’ convertible preferred stock and up to 762500 shares of common stock that are issuable upon the conversion of fifty percent of the outstanding convertible notes payable at $1.00 per share. The Company’s potential dilutive securities also included 88,757 shares of common stock that are issuable upon the conversion of the Company’s $300,000 related party convertible note into series ‘B’ convertible preferred stock and the further conversion of the series B preferred stock into common stock. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred.  Advertising and marketing expense for the years ended December 31, 2005 and 2004 were $60,395 and $116,844, respectively.

Promotional Fund Expenses

Promotional costs are charged to expense during the period incurred. These costs arise from advertising for area franchisee stores. These costs are indirect to the Company in that they receive a promotional fee from the franchisees to pay for these costs.

Recently Issued Accounting Pronouncements

The Company has adopted all accounting pronouncements effective before December 31, 2005, which are applicable to the Company.

In May 2005, Financial Accounting Standards Board (FASB) issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 differentiates between retrospective application and restatement. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase of the effective date of this Statement. The Company is in the process of determining what impact, if any; the adoption of the provisions of SFAS 154 will have on its financial condition or results of operations.

In December 2004, the FASB issued SFAS 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29. This Statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Statement also revises the definition of an exchange and added additional scope exceptions. SFAS 153 is effective prospectively for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted. The Company is in the process of determining what impact, if any; the adoption of the provisions of SFAS 153 will have on its financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any; the adoption of this statement will have on the financial statements.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans−An amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single−employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable as of December 31, 2005 include rebate balances and balances due from lessees and franchisees totaling $61,592.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2005:

Land	$425,000
Site preparation and engineering	309,198
Buildings	1,547,499
Leasehold improvements	1,714,304
Signs	386,468
Store equipment	732,454
Other equipment, furniture, and vehicles	150,531
Total	5,265,454
Less accumulated depreciation	(1,148,144)
Property and equipment, net	$4,117,310
Depreciation expense for the years ending December 31, 2005 and 2004 was $374,792 and $322,515, respectively. Accumulated depreciation for assets under capital leases amounted to $298,045 at December 31, 2005.

NOTE 4 - INTANGIBLE ASSETS

Other intangible assets consist of the following at December 31, 2005:

Branding and product formulation	80,165
Total	$80,165

The Company has evaluated the intangible asset and for impairment and has estimated that the carrying value will be recoverable from its estimated future cash flows, therefore no impairment has been recorded during 2005 or 2004.

NOTE 5 - NOTES RECEIVABLE

During 2005, the Company sold one of its Bakersfield, California locations to an unrelated third party for a note receivable in the amount of $450,368. The Company recorded a gain on the sale of this store of $300,052 and is included in Sales and other operating revenues on the accompanying statement of operations for the year ended December 31, 2005. As of December 31, 2005, $445,322 was still owed to the Company under this note, of which $15,570 is due over the next twelve months. In addition, the Company paid other fees, such as property taxes on behalf of the new store owner in exchange for a note receivable in the amount of $6,250. As of December 31, 2005 the entire balance is still due the Company.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 6 - LONG-TERM OBLIGATIONS

Long-term obligations, excluding capital leases, consist of the following:
2005

Notes payable from a bank, payable in monthly installments with interest at Prime Rate plus 1.75% (9.00% at December 31, 2005), maturing in 2021 through 2029, secured by the property and equipment at four stores	$895,209
Notes payable from a multi-bank organization, payable in monthly installments with interest at Prime Rate plus 2.75% (10.00% at December 31, 2005), maturing in 2009, secured by substantially all the Company’s assets	101,113

Total notes payable	$996,322
Less current portion	55,260
Long-term obligations	$941,062

Line of credit from a bank (refer to Note 8), with interest at the prime rate plus 2% (9.25% at December 31, 2005), payable in full upon maturity in 2006, secured by substantially all the Company’s assets, unsubordinated, guaranteed by stockholders	$1,500,000
Credit lines payable with interest rates ranging from 8.25% to 10.50%, guaranteed by a stockholder	130,026
Total lines of credit payable	$1,630,026
Less current portion	-
Long-term obligations	$1,630,026

Convertible notes payable (net of beneficial conversion feature discount of $39,607) for, up to 50% convertible to common stock prior to maturity on December 31, 2007, at a price of $1 per share; interest at 10-12% per annum payable quarterly and the principal balance payable upon maturity; most are redeemable by the Company after December 31, 2005; secured by substantially all the assets of the Company; subordinate to all current debt and to all future debt related to store expansion	$1,315,393
Total convertible notes payable	$1,315,393
Less current portion	-
Long-term obligations	$1,315,393

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Notes payable to two stockholders accruing interest at 10.00% per annum, maturing in 2006, unsecured	$45,182
Notes payable to two stockholders for the sale of Java Detour, Inc., in monthly installments with interest at 10.00% maturing in 2012, secured by 25 shares each of the Company’s stock, subordinated	496,915
Notes payable to a stockholder, in monthly installments with interest at 10.00%, maturing in 2009, secured by substantially all the Company’s assets, subordinated	146,482
Note payable to the father of two shareholders, maturing in 2006 with interest at 10.50%, unsecured	25,000
Notes payable to related parties at interest rate of 10.00% maturing in 2006 and 2007, unsecured	207,817

Total related party notes payable	$921,396
Less current portion	367,758
Long-term obligations	$553,638

Convertible notes payable to a stockholder, $170,000 of which up to 50% convertible to common stock prior to maturity on December 31, 2007, at a price of $1 per share; interest at 10-12% per annum payable quarterly and the principle balance payable upon maturity; redeemable by the Company after December 31, 2005; secured by substantially all of the assets of the Company; subordinate to all current debt and to all future debt related to store expansion. $300,000 convertible into series B preferred stock at a rate of $3.38 per share.	$470,000
Total related party convertible notes payable	$470,000
Less current portion	-
Total long-term obligations	$470,000

Scheduled annual maturities of long-term obligations, excluding capital leases, are as follows:

2006	$423,020
2007	3,496,894
2008	187,908
2009	162,033
2010	109,483
Thereafter	953,799

Total	$5,333,137

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 7 - LEASE COMMITMENTS

Capital lease obligations consist of the following:

2005

Lease for the land of the Red Bluff store site, on which payments, less interest at 10% per annum, are credited toward purchase of the land; expires in 2012 with options to extend by two six-year periods; full ownership would be attained in 2022 under present terms	$225,089
Lease for the land of the Chico store site, on which payments, less interest at 9% per annum, may be credited toward purchase of the land; expires in 2010, but payments will be sufficient to exercise the purchase option in 2007	26,488
Leases for property and equipment at several other store sites, expiring through 20010, a majority of the total balance guaranteed by two stockholders	467,033
Total	$718,610

The Company leases its headquarters and most of its store sites under long-term operating lease agreements expiring in 2007 through 2020. Rent expense under operating leases totaled $519,985 for 2005 and $335,981 for 2004.

Future minimum lease payments are as follows:

	Capital	Operating	Total
2006	$244,460	$600,562	$845,022
2007	219,492	612,045	831,537
2008	191,135	601,430	792,565
2009	113,110	585,710	698,820
2010	37,714	586,980	624,694
Thereafter	306,658	3,444,197	3,750,855

Total	$1,112,569	$6,430,924	$7,543,493
Less amounts representing interest	(393,959)
Present value of minimum lease payments	718,610
Less current portion	(134,019)

Total, net of current portion	$584,591
Depreciation expense for the assets under capital leases was $113,216 and $70,722 for years ended December 31, 2005 and 2004, respectively

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 8 - LINES OF CREDIT

The Company has lines of credit with interest rates ranging from 8.25% to 10.50%. Outstanding balances as of December 31, 2005 total $130,026. The Company has a line of credit totaling $1,500,000, with interest at Prime Rate plus 2.00% (9.25% at December 31, 2005), maturing in 2006, guaranteed by three stockholders and an investor. The Company obtained an extension to July 2007 by signing a promissory note in September 2006, and as a result, this line of credit is included in non-current liabilities at December 31, 2005. As part of obtaining the line of credit, an investor guaranteed the line of credit. As consideration for this guarantee, in 2004 the Company issued a $120,000 note, payable at $2,000 per month for sixty months. This note was non-interest bearing. The Company has imputed interest at the rate of ten percent and the resulting note payable principal balance of $82,819 is recorded in related party notes payable on the accompanying balance sheet and the value is being amortized to financing costs over the original term of the line of credit of two years. As of December 31, 2005, only $31,377 remains to be amortized and this amount is included in other assets on the accompanying balance sheet. As additional consideration for guaranteeing the line of credit in 2004 the Company granted six year warrants to purchase 72,072 shares of common stock at $2.22 per share (see Note 12).

NOTE 9 - CONVERTIBLE NOTES PAYABLE

During the years ended December 31, 2002 through 2004 the Company issued $1,525,000 in convertible notes payable of which $170,000 was to a stockholder. The notes bear interest at ten percent, are due December 31, 2007 and fifty percent of the value of the notes are convertible at the holders option into common shares of the company at $1.00 per share. The values of the debentures were allocated between the debenture and the beneficial conversion feature, which amounted to $1,266,000 and $89,000, respectively.  The discount related to the beneficial conversion features of $89,000 is being amortized over the term of the debenture. The Company amortized $19,804 and $15,339 to interest expense during the years ended December 31, 2005 and 2004, respectively. The remaining unamortized beneficial conversion feature of $39,607 is recorded as a discount on these convertible notes payable on the accompanying balance sheet. In addition, as part of the transaction the Company paid $155,000 and issued 250,000 shares of common stock of the Company to a related party valued at $250,000 as offering costs. These costs are being amortized over the term of the debentures. The Company recorded amortization of $81,777 to interest expense during the years ended December 31, 2005 and 2004. The unamortized amount of $150,655 is recorded as deferred offering costs on the accompanying balance sheet.

NOTE 10 - RELATED PARTY CONVERTIBLE NOTE PAYABLE

In addition to the $170,000 convertible note payable issued to a stockholder as discussed in Note 9, during 2005, the Company issued a $300,000 convertible note payable to an unrelated party. As additional consideration for issuing the debenture, the Company granted six year warrants to purchase common stock at $3.38 per share (see Note 12). The note was due July 31, 2005. During 2005, the note was assigned to a stockholder and the due date is now December 31, 2007. The note is convertible into the Company’s series B preferred stock at a rate of $3.38 per share. As of December 31, the balance has been unpaid.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 11 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of December 31, 2005 are as follows:

2005

Net operating loss carry-overs for federal income taxes totaling $2,342,251, expiring in 2022 through 2025	$796,365
Net operating loss carry-overs for state of California income taxes totaling $2,154,311, expiring in 2012 through 2015	190,441
Total	986,806
Valuation allowance	(505,155)

Deferred tax assets, net	$481,651

The Components of deferred income tax expense (benefit) are as follows:

	December 31, 2005	December 31, 2004

Net operating loss carryforward	(986,806)	(797,600)
Increase in valuation allowance	505,155	452,760
Income tax (benefit)	$481,651	$344,840

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit):

	2005	2004
Deferred income tax benefit for net operating losses	$136,812	$152,510
Current income tax expense	(1,600)	(4,767)

Income tax benefit, net	$135,212	$147,743

At December 31, 2005, the Company has provided a partial valuation allowance for the deferred tax assets since management has determine that the realization of a portion of that asset is more likely than not. The net change in valuation allowance for the years ended December 31, 2005 and 2004 was an increase of $52,394 and $337,314, respectively.

NOTE 12 - STOCKHOLDER’S EQUITY

PREFERRED STOCK

In March 2006 the Company amended its articles of incorporation to change its preferred stock from no par to par value of $0.001. The accompanying financial statements have been retroactively restated to present the effect of this change in par value. All preferred shares currently issued are of Series A; the Company may issue additional series at any time with the approval of the board of directors. Series A preferred shares are convertible, at the holders’ option at any time, into an equal number of common shares, subject to adjustments to account for stock splits, stock dividends, and certain other events. If the holders of the Company’s secured convertible notes due December 31, 2007 exercise their conversion rights under those notes, entirely or in part, at any time, then the conversion ratio for the Series A preferred shares will be adjusted so that the holders thereof, as a class, will be entitled upon exercise of all their conversion rights to hold 7.5% of the sum of (a) the common shares outstanding as of the original issue date of the Series A preferred shares, (b) additional common shares issued to the holders of the notes and holders of the Series A preferred shares through the date of such adjustment, and (c) certain additional common shares that have been issued to other specified parties through the date of such adjustment. Conversion of all the outstanding Series A preferred shares will occur automatically in the event of Company liquidation or public stock offering, or upon the vote or written consent of the holders of ⅔ of the outstanding shares of the class. In liquidation, preferred stockholders would be entitled to receive $3.38 per share (their original investment) plus any accrued dividends in preference to holders of common stock and any junior series of preferred stock. Thereafter, any remaining net proceeds would be distributed ratably on a per-share basis among the holders of all common and preferred shares. Series A shareholders are entitled to dividends accruing at an annual rate of $0.2028 per share ($59,916 per year on 295,454 shares currently issued) to be paid in November 2008, upon exercise of conversion option, or upon Company liquidation or public stock offering. Warrants valued at $80,142 for the purchase of up to 118,182 shares of common stock at $3.38 per share, exercisable until September 30, 2008, were included in the purchase of Series A preferred stock.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

COMMON STOCK

In March 2006 the Company amended its articles of incorporation to change its common stock from no par to par value of $0.001. The accompanying financial statements have been retroactively restated to present the effect of this change in par value.

Through private placements in 2005 the Company raised $100,000 and issued 60,186 shares.

WARRANTS

On August 15, 2004, the Company granted to a related party, fully vested, six year warrants to purchase 72,072 shares of common stock at an exercise price of $2.22 per share for signature guaranteeing a bank line of credit. The options have a 6-year vesting provision. On August 15, 2004, the Company calculated the value of these warrants using the Black-Scholes model based on the following assumptions: a risk-free rate of 2.38%, volatility of 115%, estimated life of 2 years and a fair market value of $1.50 per share. The value of these warrants of $55,258 was recorded as financing costs and expensed during the year ended December 31, 2004.

On February 16, 2005, the Company granted fully vested, six year warrants to purchase 1,000 shares of common stock at an exercise price of $3.38 per share as additional consideration for the issuance of a $300,000convertible note. At February 16, 2005, the Company calculated the value of these warrants using the Black-Scholes model based on the following assumptions: a risk-free rate of 3.85%, volatility of 104%, estimated life of 1 ½ years and a fair market value of $1.70 per share. The value of these warrants was $1,700.

The Company had the following warrants outstanding to purchase common shares as of December 31:

	2005	2004
Warrants issued in conjunction with issuance of preferred stock	118,182	118,182
Warrants issued in conjunction with signature guarantee	72,072	72,072
Warrants issued in conjunction with issuance of promissory note	1,000
Total	191,254	190,254

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 13 - COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, the Company is subject to routine litigation incidental to its business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of the Company.

The Company has a one year employment agreement with its chief executive officer. Under such agreement, he is entitled to an annual base salary of $144,000 per year and cash bonus to be determined by the Company, is subject to confidentiality provisions and is entitled to a severance of up to one year base salary if he is terminated by the Company without cause. The employment agreement shall automatically renew for a period of one year, and each successive year thereafter, unless the Company or employee declines to renew by providing written notice of such decision on the other party not less than 60 days before the expiration date.

The Company has a one year employment agreement with the President/Chief Operating Officer. Under such agreement, he is entitled to an annual base salary of $144,000 per year and cash bonus to be determined by the Company, is subject to confidentiality provisions and is entitled to a severance of up to one year base salary if he is terminated by the Company without cause. The employee agreement shall automatically renew for a period of one year, and each successive year thereafter, unless Corporation or Employee declines to renew by providing written notice of such decision on the other party not less than 60 days before the expiration date.

The Company has a one year employment agreement with its chief financial officer. Under such agreement, he is entitled to an annual base salary of $120,000 per year and cash bonus to be determined by the Company, is subject to confidentiality provisions and is entitled to a severance of up to one year base salary if he is terminated by the Company without cause. The employee agreement shall automatically renew for a period of one year, and each successive year thereafter, unless Corporation or Employee declines to renew by providing written notice of such decision on the other party not less than 60 days before the expiration date.

Future commitments under employment agreements are as follows:

Base
2006	$408,000
2007	456,960
2008	511,795
2009	573,211
2010	641,996

NOTE 14 - SUBSEQUENT EVENTS

On August 11, 2006 the Company signed an exclusive development agreement with Pavilion Development in Charlotte, North Carolina to develop 30 stores over the next 36 months in Texas and Florida. In addition the developer has the right of first refusal on developing additional sites throughout the country, in exchange Java Detour has agreed to lease space from the developer for periods of five years provided that the developer is able to secure a preferred/credit quality co-tenant. No consideration has been given for these co-development projects.

The Company sold its first international territory in September 2006; the agreement was executed through a master license agreement to franchise throughout Ireland, with additional options for development throughout the United Kingdom. The licensee is granted exclusive rights to use Java Detour technology, and trade marks in the country of Ireland. In consideration Java Detour was paid a licensing fee of $100,000 and will be paid 8 ½% of future franchise fees charged. In addition, Java Detour will receive a continuing royalty fee up to 2% of gross sales and a 4% override for supply and equipment items purchased. The term of the agreement is fifteen years and renewable in ten year increments.

JDCO, INC., d.b.a. JAVA DETOUR

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

On August 30, 2006, the Company entered into a placement agent agreement with Hunter World Markets, Inc. (“Hunter”). Hunter will act as the exclusive placement agent in a transaction on a best efforts basis involving the issuance and sale by the Company of units, each unit consisting of four shares of the Company’s common stock and one warrant to purchase a share of common stock at an exercise price of two times the purchase price attributable to one share of common stock. The offering will be for a minimum of $6,000,000 and a maximum of $10,000,000. Concurrently with the closing of the offering, the Company shall have transferred all their shares of stock to a public company in exchange for shares of such public company in a reverse merger. The Company will file an SB-2 registration statement no later than thirty days following the closing of the offering and will use its best efforts to have the registration statement declared effective 120 days after the closing of the offering pursuant to the terms of registration rights agreement. As part of the placement agent agreement, Hunter was required to use its best efforts to arrange a bridge loan of $500,000 pursuant to a promissory note. In September 2006, JDCO executed a Term Credit Agreement with The Hunter Fund Limited (“Hunter Fund”), an affiliated entity of Hunter, for a $500,000 term loan (the “Bridge Financing”). In connection with the Bridge Financing, the Company paid the Hunter Fund a bridge loan fee of $60,000 and a flat interest payment of $50,000. In addition, the Company issued the Hunter Fund five-year warrants to purchase 500,000 shares of common stock at a per share exercise price of $0.60. The Bridge Financing is due on the earlier of February 28, 2007 or upon the closing of a private placement.

Upon closing of the proposed private placement, certain noteholders have agreed to convert any remaining unpaid principal and accrued interest into shares of the Company’s common stock.  Also certain warrant holders have agreed to exercise their cashless exercise provision.

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2006
(Unaudited)

ASSETS (Substantially Pledged)
CURRENT ASSETS:
Cash and cash equivalents	$226,031
Accounts receivable, net	63,649
Current portion of notes receivable	34,649
Inventories	59,076
Deferred offering cost	198,241
Prepaid expenses	131,837
Total current assets	713,483

NONCURRENT ASSETS:
Notes receivable, net of current portion	409,822
Property and equipment, net	5,038,497
Intangibles	80,165
Prepaid expense	12,318
Deferred tax assets	485,647
Other assets	51,141

TOTAL ASSETS	$6,791,073

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$705,022
Deferred revenue	118,000
Notes payable	550,335
Capital lease obligations	209,971
Related party notes payable	741,815
Lines of credit payable	1,500,606
Accrued expenses and other current liabilities	226,523
Total current liabilities	4,052,272

Notes payable, net of current portion	944,931
Capitalized lease obligations, net of current portion	781,455
Lines of credit payable, net of current portion	125,182
Convertible notes payable, net of discount	1,330,246
Related party notes payable, net of current portion	641,418
Related party convertible notes payable	470,000
Deferred rent	223,601
Preferred dividends payable	173,341
Total liabilities	8,742,446

COMMITMENTS AND CONTINGENCIES:	-
STOCKHOLDERS’ EQUITY (DEFICIT):
Series A, 6% Cumulative Convertible Preferred stock,
$0.001 par value; 379,870 shares authorized; 295,454
shares issued and outstanding	296
Series B, 6% Cumulative Convertible Preferred stock,
$0.001 par value; 300,000 shares authorized; 0
shares issued and outstanding	-
Common stock, $0.001 par value; 10,000,000 shares authorized;	3,671
3,671,297 shares issued and outstanding
Additional paid in capital	1,398,190
Accumulated (deficit)	(3,353,530)
Total stockholders’ equity (deficit)	(1,951,373)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,791,073

The accompanying notes are an integral part of these consolidated financial statements.

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30, 2006	NINE MONTHS ENDED SEPTEMBER 30, 2005
OPERATING REVENUES:
Sales and other operating revenues	$4,783,727	$4,870,302
Cost of sales	(1,357,615)	(1,347,663)
Gross profit	3,426,112	3,522,639

OPERATING EXPENSES:
Store expenses:
Direct and indirect labor	1,532,647	1,405,686
Controllable expenses	291,114	306,288
Non-controllable expenses	579,531	486,856
Total store expenses	2,403,292	2,198,830

Selling, general and administrative expenses	748,221	902,646
Depreciation	310,967	280,287

Total operating expenses	3,462,480	3,381,763

INCOME (LOSS) FROM OPERATIONS	(36,368)	140,876
OTHER INCOME/(EXPENSE)
Other income	38,820	3,152
Interest expense	(619,014)	(493,809)
Other expenses	(47,914)	(64,691)
Total other income/(expense)	(628,108)	(555,348)

NET (LOSS) BEFORE INCOME TAXES	(664,476)	(414,472)

INCOME TAX BENEFIT	3,996	110,082

NET (LOSS)	$(660,480)	$(304,390)

PREFERRED STOCK DIVIDENDS	(44,937)	(44,937)

NET (LOSS) ATTRIBUTED TO COMMON
STOCKHOLDERS	$(705,417)	$(349,327)

NET (LOSS) PER SHARE:
BASIC AND DILUTED	$(0.19)	$(0.10)

WEIGHTED AVERAGE SHARES
OUTSTANDING:
BASIC AND DILUTED	3,671,297	3,641,204

The accompanying notes are an integral part of these consolidated financial statements.

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006
(Unaudited)

	Preferred Stock Series A		Common Stock		Additional Paid	Accumulated
	Shares	Amount	Shares	Amount	in Capital	(Deficit)	Total
Balance, December 31, 2005	295,454	$296	3,671,297	$3,671	$1,387,060	$(2,648,113)	$(1,257,086)

Declaration of preferred dividends						(44,937)	(44,937)
Amortization of warrants granted with preferred stock		-			11,130	-	11,130
Net loss for the period						(660,480)	(660,480)

Balance, September 30, 2006	295,454	$296	3,671,297	$3,671	$1,398,190	$(3,353,530)	$(1,951,373)

The accompanying notes are an integral part of these consolidated financial statements

JDCO, INC., d.b.a. JAVA DETOUR
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2006 AND 2005
(Unaudited)

	2006	2005
CASH FLOWS (TO) FROM OPERATING ACTIVITIES:
Net income/(loss)	$(660,480)	$(304,390)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation	310,967	280,287
Loss (gain) on disposal of fixed assets	-	(272,730)
Amortization of beneficial conversion feature	14,853	14,853
Amortization of fair value of warrants granted in connection with
issuance of preferred stock	11,130	11,128
Changes in operating assets & liabilities
Accounts receivable	(2,057)	(2,942)
Due from stockholders	75,959	4,750
Inventories	(5,522)	(605)
Deferred offering costs	(47,586)	61,333
Prepaid expenses	(109,530)	(31,206)
Deferred tax assets	(3,996)	(110,081)
Other assets	19,210	34,631
Accounts payable	299,936	(227,460)
Deferred revenue	100,000	-
Accrued expenses and other current liabilities	48,801	1,347
Deferred rent	45,575	49,520
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	97,260	(491,565)

CASH FLOW FROM (TO) INVESTING ACTIVITIES
Purchase of property and equipment	(826,577)	(137,946)
Issuance of notes receivable	-	(6,250)
Payments received on notes receivable	7,101	2,749
NET CASH (USED IN) INVESTING ACTIVITIES	(819,476)	(141,447)

CASH FLOWS FROM (TO) FINANCING ACTIVITIES
Principal repayments of notes payable	(27,046)	(37,314)
Principal repayments of capital lease obligations	(132,761)	(173,396)
Proceeds from notes payable	525,990	-
Proceeds from line of credit	-	944,746
Principal repayments of lines of credit	(4,238)	(1,969)
Proceeds from related party notes payable	530,000	6,107
Principal repayments of related party notes payable	(68,164)	(438,649)
Proceeds from related party convertible notes payable	-	300,000
Proceeds from issuance of common stock	-	100,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	823,781	699,525

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	101,565	66,513

Cash and cash equivalents, at beginning of period	124,466	78,032

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$226,031	$144,545

NONCASH INVESTING AND FINANCING ACTIVITY:
Acquisition of property and equipment under capital leases	$405,577	$228,681
Sale of property and equipment for note receivable	$-	$450,368

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$643,679	$493,809
Cash paid for income taxes	$1,600	$4,767

The accompanying notes are an integral part of these consolidated financial statements.

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

JDCO, Inc., d.b.a. Java Detour, (the “Company”) was incorporated in Davis, California, on August 1, 2002, with the purchase of Java Detour, LLC (the “LLC”). The Company owns and operates fourteen Java Detour cafés in California and Nevada. The Company sells high-quality gourmet coffees, whole leaf teas, cold-blended beverages, fresh fruit smoothies and select baked goods to its customers from uniquely designed retail stores specialized in providing fast and convenience customer service.

Principles of Consolidation

The financial statements reflect the consolidation of Java Detour, Inc., a wholly-owned subsidiary of JDCO, Inc. Java Detour, Inc., who is a franchisor of Java Detour cafés, has four franchised outlets in the north central United States of America. Material intercompany transactions have been eliminated.

Basis of Presentation

These unaudited interim consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.  Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations.  These interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes for the Company for its year ended December 31, 2005.  The results for the nine-month interim period ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year ending December 31, 2006.

Stock Based Compensation

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, the Company would have accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations. As of September 30, 2006 and 2005 the Company did not have a stock option plan and as such, no options were granted to employees during those periods.

Fair Value of Financial Instruments

The carrying value of cash, accounts receivable, deferred revenue, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly-liquid instruments purchased with a remaining maturity of three months or less to be cash equivalents.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk related to cash.

Accounts Receivable

Accounts receivable are amounts due from customers or individuals net of an allowance for doubtful accounts, which was $0 as of September 30, 2006. Accounts longer than the contractual payment terms are considered past due.

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts resulting from the inability, failure or refusal of customers to make required payments.  The Company determines the adequacy of this allowance by regularly reviewing the accounts receivable aging and applying various expected loss percentages to certain accounts receivable categories based upon historical bad debt experience.

Notes Receivable

Notes receivable are amounts due from an individual that acquired the assets of a store. The Company routinely evaluates the collectability of the note to determine if there is any risk of default.

Deferred Offering Costs

Deferred offering costs, consisting of legal and filing fees relating to a future offering will be capitalized. The deferred offering costs will be offset against offering proceeds in the event the offering is successful. In the event the offering is unsuccessful or is abandoned, the deferred offering costs will be expensed. Costs associated with debt offerings will be capitalized and amortized over the terms of the debt. If the debt is repaid before it is due, or the debt is converted, the Company will expense the remaining unamortized balance of these costs at that time.

Inventories

Inventories consist of coffee and other beverage ingredients, cups, napkins, and other serving goods, and are valued at the lower of cost or market, computed on the first-in, first-out basis.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The estimated lives in determining depreciation are recognized primarily on the straight-line method over estimated useful lives of five to seven years for equipment, signs, vehicles, and site preparation and engineering. For leasehold improvements and buildings, the Company depreciates the assets over the shorter of their estimated useful lives or original lease terms.

Intangible Assets

In accordance with SFAS No. 142, “Goodwill and Other Intangible Assets,” the Company evaluates intangible assets and other long-lived assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows.  Recoverability of intangible assets and other long-lived assets is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. No impairment was recorded during the nine months ended September 30, 2006 or 2005.

Deferred Rent

For those leases that require fixed rental escalations during their lease terms, rent expense is recognized on a straight-line basis resulting in deferred rent of $223,601 at September 30, 2006. The liability will be satisfied through future rental payments.

Income Taxes

The Company accounts for income taxes in accordance with SFAS 109, Accounting for Income Taxes. The Company records deferred income tax assets and liabilities based up the difference between the financial statement and income tax bases of assets and liabilities using enacted income tax rates. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. Income tax expense is the taxes paid and payable for the period and the change during the period in the net deferred income tax assets and liabilities.

Revenue Recognition

Initial Franchise Fees

Initial franchise fee income is recognized as revenue upon the Company’s material and substantial performance of its obligations under the Franchise Agreement, which usually occurs at the commencement of operations of the individual location, unless it can be demonstrated that substantial performance has occurred before this time. Initial franchise fee income amounted to $0 and $0 for the years nine months ended September 30 2006 and 2005.

Regional Director Fees

Regional director fee income is recognized on a pro rata basis of the required number of stores to be opened upon the Company’s material and substantial obligations under the Regional Director Marketing Agreement, which usually occurs upon the Company’s approval of applicants to become franchisees provided by the Regional Marketing Director. Regional director fee income amounted to $0 and $0 for the nine months ended September 30, 2006 and 2005, respectively.

Royalties

Royalty income of 3% of defined net sales is earned based on sales by franchisees and is recognized monthly as revenue when the related sales are reported to the Company. Royalty income amounted to $34,819 and $28,336 for the nine months ended September 30, 2006 and 2005, respectively.

Promotional Fund Fees

Promotional fund fee income of 1% of defined net sales is recognized as revenue when the promotional fund fee expenses are incurred by the Company. Promotional fund fee income amounted to $11,606, and $9,445 for the nine months ended September 30, 2006 and 2005, respectively.

Retail Revenues

Company-operated retail store revenues are recognized when payment is tendered at the point of sale. Retail revenues amount to $4,737,302 and $4,532,469 for the nine months ended September 30, 2006 and 2005, respectively.

Deferred Revenue

Deferred revenue consists of the portion of the initial franchise fees received from franchisees who have not commenced operations, the pro rata portion of the initial fees received from Regional Marketing Directors of which the Company has not approved franchisee applications for the required quota, and the excess, if any, of the 1% weekly promotional fund fees received from franchisees less the related promotional fund expenses incurred by the Company.

Rewards/Gift Cards

Revenues from the Company’s stored value cards, such as the Java Detour rewards/gift card, are recognized when tendered for payment or upon redemption. Outstanding customer balances are included in “Accrued expenses and other current liabilities” on the accompanying consolidated balance sheet. There are no expiration dates on the Company’s rewards/gift cards and Java Detour does not charge any service fees that cause a decrement to customer balances. As of September 30, 2006 the Company has recorded $89,721 in accrued expenses and other current liabilities for the stored value cards.

While the Company will continue to honor all stored rewards/gift cards presented for payment, management may determine the likelihood of redemption to be remote for certain card balances due to, among other things, long periods of inactivity. In these circumstances, to the extent management determines there is no requirement for remitting card balances to government agencies under unclaimed property laws, card balances may be recognized in the consolidated statements of operations in “Other income.” For the nine months ended September 30, 2006 and 2005, respectively, the Company did not recognize any such income.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Earnings Per Share

In accordance with SFAS No. 128, “Earnings Per Share,” the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2006 and 2005, the Company’s potential dilutive securities included 191,254 and 190,254 common share purchase warrants granted to consultants or in connection with investments, respectively.   The Company’s potential dilutive securities included 295,454 shares of common stock that are issuable upon the conversion of the Company’s series ‘A’ convertible preferred stock and up to 762,500 shares of common stock that are issuable upon the conversion of fifty percent of the outstanding convertible notes payable at $1.00 per share.  The Company’s potential dilutive securities also included 88,757 shares of common stock that are issuable upon the conversion of the Company’s $300,000 related party convertible note into series ‘B’ convertible preferred stock and the further conversion of the series B preferred stock into common stock.  Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred.  Advertising and marketing expense for the nine months ended September 30, 2006 and 2005 were $28,248 and $53,192, respectively.

Promotional Fund Expenses

Promotional costs are charged to expense during the period incurred. These costs arise from advertising for area franchisee stores. These costs are indirect to the Company in that they receive a promotional fee from the franchisees to pay for these costs.

Recently Issued Accounting Pronouncements

The Company has adopted all accounting pronouncements effective before September 30, 2006, which are applicable to the Company.

In May 2005, Financial Accounting Standards Board (FASB) issued SFAS 154, Accounting Changes and Error Corrections. This Statement replaces APB Opinion No. 20, Accounting Changes, and SFAS 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS 154 differentiates between retrospective application and restatement. This Statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. SFAS 154 does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase of the effective date of this Statement. The Company is in the process of determining what impact, if any; the adoption of the provisions of SFAS 154 will have on its financial condition or results of operations.

In December 2004, the FASB issued SFAS 153, Exchange of Nonmonetary Assets, an amendment of APB Opinion No. 29. This Statement amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Statement also revises the definition of an exchange and added additional scope exceptions. SFAS 153 is effective prospectively for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted. The Company is in the process of determining what impact, if any; the adoption of the provisions of SFAS 153 will have on its financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements.” This statement clarifies the definition of fair value, establishes a framework for measuring fair value and expands the disclosures on fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Management has not determined the effect, if any; the adoption of this statement will have on the financial statements. In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans-An amendment of FASB Statements No. 87, 88, 106, and 132(R)". One objective of this standard is to make it easier for investors, employees, retirees and other parties to understand and assess an employer's financial position and its ability to fulfill the obligations under its benefit plans. SFAS No. 158 requires employers to fully recognize in their financial statements the obligations associated with single-employer defined benefit pension plans, retiree healthcare plans, and other postretirement plans. SFAS No. 158 requires an employer to fully recognize in its statement of financial position the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. This Statement also requires an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS No. 158 requires an entity to recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87. This Statement requires an entity to disclose in the notes to financial statements additional information about certain effects on net periodic benefit cost for the next fiscal year that arise from delayed recognition of the gains or losses, prior service costs or credits, and transition asset or obligation. The Company is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures for fiscal years ending after December 15, 2006. Management believes that this statement will not have a significant impact on the financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable as of September 30, 2006, include rebate balances and balances due from lessees and franchisees totaling $63,649.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2006:

Land	$425,000
Site preparation and engineering	97,838
Buildings	2,057,235
Leasehold improvements	2,185,118
Signs	471,532
Store equipment	1,013,081
Other equipment, furniture, and vehicles	240,841
Total	6,490,645
Less accumulated depreciation	(1,452,148)
Property and equipment, net	$5,038,497
Depreciation expense for the nine months ended September 30, 2006 and 2005 was $310,967 and $280,287, respectively. Accumulated depreciation for assets under capital leases amounted to $407,974 at September 30, 2006.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following:

2006
Branding and product formulation	80,165
Total intangible assets	$80,165

The Company has evaluated the intangible assets for impairment and has estimated that the carrying value will be recoverable from its estimated future cash flows, therefore no impairment has been recorded for the nine months ended September 30, 2006 and 2005.

NOTE 5 - NOTES RECEIVABLE

During 2005, the Company sold one of its Bakersfield, California locations to an unrelated third party for a note receivable in the amount of $450,368. The Company recorded a gain on the sale of this store of $300,052 and is included in Sales and other operating revenues on the accompanying statement of operations for the nine months ended September 30, 2005. As of September 30, 2006, $438,221 was still owed to the Company under this note, of which $34,649 is due over the next twelve months. In addition, the Company paid other fees, such as property taxes on behalf of the new store owner in exchange for a note receivable in the amount of $6,250. As of September 30, 2005 the entire balance is still due the Company.

NOTE 6 - LONG-TERM OBLIGATIONS

Long-term obligations, excluding capital leases, consist of the following:

2006
Notes payable from a bank, payable in monthly installments with interest at Prime Rate plus 1.75% (9.00% at December 31, 2005), maturing in 2021 through 2029, secured by the property and equipment at four stores	$884,326
Notes payable from a multi-bank organization, payable in monthly installments with interest at Prime Rate plus 2.75% (10.00% at December 31, 2005), maturing in 2009, secured by substantially all the Company’s assets	86,044
Term loan from underwriter; in connection with loan paid a flat interest payment of $60,000 and a placement fee of $50,000. Maturing in 2007, payable in one lump-sum	500,000
Term loans from vehicle dealers, maturing in 2005 through 2008, secured by three vehicles.	24,896
Total notes payable	1,495,266
Less current portion	550,335
Long-term obligations	944,931

Note payable on a line of credit from a bank (refer to Note 8), with interest at the prime rate plus 2% (10.00% at September 30, 2006), payable in full upon maturity in 2007, secured by substantially all the Company’s assets, unsubordinated, guaranteed by stockholders	1,500,000
Credit lines payable with interest rates ranging from 8.25% to 10.50%, guaranteed by a stockholder	125,788
Total lines of credit payable	1,625,788
Less current portion	1,500,606
Long-term obligations	125,182
Convertible notes payable (net of beneficial conversion feature discount of $24,754 at September 30, 2006, for up to 50% convertible to common stock prior to maturity on December 31, 2007), at a price of $1 per share; interest at 10-12% per annum payable quarterly and the principal balance payable upon maturity; most are redeemable by the Company after December 31, 2005; secured by substantially all the assets of the Company; subordinate to all current debt and to all future debt related to store expansion	1,330,246
Total convertible notes payable	1,330,246
Less current portion	-
Long-term obligations	1,330,246

Notes payable to two stockholders accruing interest at 10.00% per annum, maturing in 2006, unsecured	45,182
Notes payable to two stockholders for the sale of Java Detour, Inc., in monthly installments with interest at 10.00% maturing in 2012, secured by 25 shares each of the Company’s stock, subordinated	455,313
Notes payable to a stockholder, in monthly installments with interest at 10.00%, maturing in 2009, secured by substantially all the Company’s assets, subordinated	119,991
Notes payable to a shareholder, with interest at 8.00%, maturing in December 2006, secured by substantially all the Company’s assets,	350,000
Note payable to the father of two shareholders, maturing in 2006 with interest at 10.50% - 12.00%, unsecured	25,000
Notes payable to related parties at interest rate of 10.00% maturing 2006 and 2007, unsecured	387,747

Total related party notes payable	1,383,233
Less current portion	741,815
Long-term obligations	641,418

Convertible notes payable to a stockholder, $170,000 of which up to 50% convertible to common stock prior to maturity on December 31, 2007, at a price of $1 per share; interest at 10-12% per annum payable quarterly and the principle balance payable upon maturity; redeemable by the Company after December 31, 2005; secured by substantially all of the assets of the Company; subordinate to all current debt and to all future debt related to store expansion. $300,000 convertible into series B preferred stock at a rate of $3.38 per share.	470,000
Total related party convertible notes payable	470,000
Less current portion	-
Total long-term obligations	470,000

Scheduled annual maturities of long-term obligations, excluding capital leases, are as follows:

2007	$2,791,480
2008	1,755,164
2009	182,358
2010	150,916
2011	433,958
Thereafter	990,657
Total	$6,304,533

NOTE 7 - LEASE COMMITMENTS

Capital lease obligations consist of the following:

2006
Lease for the land of the Red Bluff store site, on which payments, less interest at 10% per annum, are credited toward purchase of the land; expires in 2012 with options to extend by two six-year periods; full ownership would be attained in 2022 under present terms	$220,542
Lease for the land of the Chico store site, on which payments, less interest at 9% per annum, may be credited toward purchase of the land; expires in 2010, but payments will be sufficient to exercise the purchase option in 2007	9,780
Leases for property and equipment at several other store sites, expiring through 2010, a majority of the total balance guaranteed by two stockholders	761,104
Total	$991,426

The Company leases its headquarters and most of its store sites under long-term operating lease agreements expiring in 2008 through 2021. Rent expense under operating leases totaled $525,704 for the nine months ending September 30, 2006 and $421,663 for the nine months ending September, 30 2005.

Future minimum lease payments are as follows:

	Capital	Operating	Total
2007	$350,058	$848,944	$1,199,002
2008	324,793	843,569	1,168,362
2009	232,002	861,643	1,093,645
2010	117,847	847,137	964,984
2011	53,696	830,283	883,979
Thereafter	272,311	4,546,815	4,819,126
Total	$1,350,707	$8,778,391	$10,129,098
Less amounts representing interest	(359,281)
Present value of minimum lease payments	991,426
Less current portion	(209,971)
Total, net of current portion	$781,455
Depreciation expense for the assets under capital leases was $109,929 and $81,330 for the nine months ended September 30, 2006 and 2005, respectively

NOTE 8 - LINES OF CREDIT

The Company has lines of credit with interest rates ranging from 8.25% to 10.50%. Outstanding balances as of September 30, 2006 totaling $125,788. The Company has a line of credit totaling $1,500,000, with interest at Prime Rate plus 2.00% (10.25% at September 30, 2006), maturing in 2006, guaranteed by three stockholders and an investor. The Company obtained an extension to July 2007 by signing a promissory note in September 2006, and as a result, this line of credit is included in current liabilities at September 30, 2006. As part of obtaining the line of credit, an investor guaranteed the line of credit. As consideration for this guarantee, in 2004 the Company issued a $120,000 note, payable at $2,000 per month for sixty months. This note was non-interest bearing. The Company has imputed interest at the rate of ten percent and the resulting note payable principal balance of $82,819 is recorded in related party notes payable on the accompanying balance sheet and the value is being amortized to financing costs over the original term of the line of credit of two years. As of September 30, 2006, the Company has fully amortized this amount and $31,377 is included in interest expense for the nine months ended September 30, 2006 and 2005. As additional consideration for guaranteeing the line of credit in 2004 the Company granted six year warrants to purchase 72,072 shares of common stock at $2.22 per share. (See Note 12).

NOTE 9 - CONVERTIBLE NOTES PAYABLE

During the years ended December 31, 2002 through 2004 the Company issued $1,525,000 in convertible notes payable of which $170,000 was to a stockholder. The notes bear interest at ten percent, are due December 31, 2007 and fifty percent of the value of the notes are convertible at the holder’s option into common shares of the company at $1.00 per share. The values of the debentures were allocated between the debenture and the beneficial conversion feature, which amounted to $1,266,000 and $89,000, respectively.  The discount related to the beneficial conversion features of $89,000 is being amortized over the term of the debenture. The Company amortized $14,853 to interest expense during the nine months ended September 30, 2006 and 2005. The remaining unamortized beneficial conversion feature of $24,755 is recorded as a discount on these convertible notes payable on the accompanying balance sheet. In addition, as part of the transaction the Company paid $155,000 and issued 250,000 shares of common stock of the Company to a related party valued at $250,000 as offering costs. These costs are being amortized over the term of the debentures. The Company recorded amortization of $61,333 to interest expense during the nine months ended September 30, 2006 and 2005. The unamortized amount of $89,322 is recorded as deferred offering costs on the accompanying balance sheet.

NOTE 10 - RELATED PARTY CONVERTIBLE NOTE PAYABLE

In addition to the $170,000 convertible note payable issued to a stockholder as discussed in Note 9, during 2005, the Company issued a $300,000 convertible note payable to an unrelated party. As additional consideration for issuing the debenture, the Company granted six year warrants to purchase common stock at $3.38 per share (see Note 12). The note was due July 31, 2005. During 2005, the note was assigned to a stockholder and the due date is now December 31, 2007. The note is convertible into the Company’s series B preferred stock at a rate of $3.38 per share. As of September 30, 2006 the balance has been unpaid.

NOTE 11 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets as of September 30, 2006 are as follows:

2006
Net operating loss carry-overs for federal income taxes totaling $2,869,748, expiring in 2022 through 2026	$975,714
Net operating loss carry-overs for state of California income taxes totaling $2,756,478, expiring in 2012 through 2016	243,673
Total	1,219,387
Valuation allowance	733,740
Deferred tax assets, net	$485,647

The components of deferred income tax expense (benefit) are as follows:

	September 30, 2006	September 30, 2005
Net operating loss carry forward	(1,219,387)	(954,590)
Increase in valuation allowance	733,740	499,969
Income tax (benefit)	$485,647	$454,621

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit):

	September 30, 2006	September 30, 2005
Deferred income tax benefit for net operating losses	$(3,996)	(110,082)
Current income tax expense	-	-
Income tax benefit, net	$(3,996)	$(110,082)

At September 30, 2006, the Company has provided a partial valuation allowance for the deferred tax assets since management has determine that the realization of a portion of that asset is more likely than not. The net change in valuation allowance for the nine months ended September 30, 2006 and 2005 was an increase of $228,585 and $1,265, respectively.

NOTE 12 - STOCKHOLDER’S EQUITY

PREFERRED STOCK

In March 2006 the Company amended its articles of incorporation to change its preferred stock from no par to par value of $0.001. The accompanying financial statements have been retroactively restated to present the effect of this change in par value. All preferred shares currently issued are of Series A; the Company may issue additional series at any time with the approval of the board of directors. Series A preferred shares are convertible, at the holders’ option at any time, into an equal number of common shares, subject to adjustments to account for stock splits, stock dividends, and certain other events. If the holders of the Company’s secured convertible notes due December 31, 2007 exercise their conversion rights under those notes, entirely or in part, at any time, then the conversion ratio for the Series A preferred shares will be adjusted so that the holders thereof, as a class, will be entitled upon exercise of all their conversion rights to hold 7.5% of the sum of (a) the common shares outstanding as of the original issue date of the Series A preferred shares, (b) additional common shares issued to the holders of the notes and holders of the Series A preferred shares through the date of such adjustment, and (c) certain additional common shares that have been issued to other specified parties through the date of such adjustment. Conversion of all the outstanding Series A preferred shares will occur automatically in the event of Company liquidation or public stock offering, or upon the vote or written consent of the holders of ⅔ of the outstanding shares of the class. In liquidation, preferred stockholders would be entitled to receive $3.38 per share (their original investment) plus any accrued dividends in preference to holders of common stock and any junior series of preferred stock. Thereafter, any remaining net proceeds would be distributed ratably on a per-share basis among the holders of all common and preferred shares. Series A shareholders are entitled to dividends accruing at an annual rate of $0.2028 per share ($59,916 per year on 295,454 shares currently issued) to be paid in November 2008, upon exercise of conversion option, or upon Company liquidation or public stock offering. Warrants valued at $80,142 for the purchase of up to 118,182 shares of common stock at $3.38 per share, exercisable until September 30, 2008, were included in the purchase of Series A preferred stock.

COMMON STOCK

In March 2006 the Company amended its articles of incorporation to change its common stock from no par to par value of $0.001. The accompanying financial statements have been retroactively restated to present the effect of this change in par value.

Through private placements during the nine months ended September 30, 2005 the Company raised $100,000 and issued 60,186 shares.

WARRANTS

On August 15, 2004, the Company granted to a related party, fully vested, six year warrants to purchase 72,072 shares of common stock at an exercise price of $2.22 per share for signature guaranteeing a bank line of credit. The options have a 6-year vesting provision. On August 15, 2004, the Company calculated the value of these warrants using the Black-Scholes model based on the following assumptions: a risk-free rate of 2.38%, volatility of 115%, estimated life of 2 years and a fair market value of $1.50 per share. The value of these warrants of $55,258 was recorded as financing costs and expensed during the year ended December 31, 2004.

On February 16, 2005, the Company granted fully vested, six year warrants to purchase 1,000 shares of common stock at an exercise price of $3.38 per share as additional consideration for the issuance of a $300,000 convertible note. At February 16, 2005, the Company calculated the value of these warrants using the Black-Scholes model based on the following assumptions: a risk-free rate of 3.85%, volatility of 104%, estimated life of 1 ½ years and a fair market value of $1.70 per share. The value of these warrants was $1,700. The Company had the following warrants outstanding to purchase common shares as of September 30:

	2006	2005
Warrants issued in conjunction with issuance of preferred stock	118,182	118,182
Warrants issued in conjunction with signature guarantee	72,072	72,072
Warrants issued in conjunction with issuance of promissory note	1,000	1,000
Total	191,254	191,254

NOTE 13 - COMMITMENTS AND CONTINGENCIES

From time to time, in the normal course of business, the Company is subject to routine litigation incidental to its business. Although there can be no assurances as to the ultimate disposition of any such matters, it is the opinion of management, based upon the information available at this time, that there are no matters, individually or in the aggregate, that will have a material adverse effect on the results of operations and financial condition of the Company.

The Company has a one year employment agreement with its chief executive officer. Under such agreement, he is entitled to an annual base salary of $144,000 per year and cash bonus to be determined by the Company, is subject to confidentiality provisions and is entitled to a severance of up to one year base salary if he is terminated by the Company without cause. The employment agreement shall automatically renew for a period of one year, and each successive year thereafter, unless the Company or employee declines to renew by providing written notice of such decision on the other party not less than 60 days before the expiration date.

The Company has a one year employment agreement with the President/Chief Operating Officer. Under such agreement, he is entitled to an annual base salary of $144,000 per year and cash bonus to be determined by the Company, is subject to confidentiality provisions and is entitled to a severance of up to one year base salary if he is terminated by the Company without cause. The employee agreement shall automatically renew for a period of one year, and each successive year thereafter, unless Corporation or Employee declines to renew by providing written notice of such decision on the other party not less than 60 days before the expiration date.

The Company has a one year employment agreement with its Chief Financial Officer. Under such agreement, he is entitled to an annual base salary of $120,000 per year and cash bonus to be determined by the Company, is subject to confidentiality provisions and is entitled to a severance of up to one year base salary if he is terminated by the Company without cause. The employee agreement shall automatically renew for a period of one year, and each successive year thereafter, unless Corporation or Employee declines to renew by providing written notice of such decision on the other party not less than 60 days before the expiration date.

Future commitments under employment agreements are as follows:

Base
2007	$456,960
2008	511,795
2009	573,211
2010	641,996
2011	719,036

The Company has entered into two employee agreements that will begin on the date of a merger with a publicly traded company and will require payments from the Company of $120,000 and $145,000 for the first year and includes potential bonuses and stock option grants.

On August 11, 2006 the Company signed an exclusive development agreement with Pavilion Development in Charlotte, North Carolina to develop 30 stores over the next 36 months in Texas and Florida. In addition the developer has the right of first refusal on developing additional sites throughout the country in exchange Java Detour has agreed to lease space from the developer for periods of five years provided that the developer is able to secure a preferred/credit quality co-tenant. No consideration has been given for these co-development projects.

The Company sold its first international territory in September 2006; the agreement was executed through a master license agreement to franchise throughout Ireland, with additional options for development throughout the United Kingdom. The licensee is granted exclusive rights to use Java Detour technology, and trade marks in the country of Ireland. In consideration Java Detour was paid a licensing fee of $100,000 and will be paid 8 ½% of future franchise fees charged. In addition, Java Detour will receive a continuing royalty fee up to 2% of gross sales and a 4% override for supply and equipment items purchased. The term of the agreement is fifteen years and renewable in ten year increments.

NOTE 14 - PRIVATE PLACEMENT AND PROPOSED REVERSE MERGER

On August 30, 2006, the Company entered into a placement agent agreement with Hunter World Markets, Inc. (“Hunter”). Hunter will act as the exclusive placement agent in a transaction on a best efforts basis involving the issuance and sale by the Company of units, each unit consisting of four shares of the Company’s common stock and one warrant to purchase a share of common stock at an exercise price of two times the purchase price attributable to one share of common stock. The offering will be for a minimum of $6,000,000 and a maximum of $8,000,000. Concurrently with the closing of the offering, the Company shall have transferred all their shares of stock to a public company in exchange for shares of such public company in a reverse merger. The Company will file an SB-2 registration statement no later than thirty days following the closing of the offering and will use its best efforts to have the registration statement declared effective 120 days after the closing of the offering pursuant to the terms of registration rights agreement. As part of the placement agent agreement, Hunter was required to use its best efforts to arrange a bridge loan of $500,000 pursuant to a promissory note. On August 30, 2006, JDCO executed a Term Credit Agreement with The Hunter Fund Limited (“Hunter Fund”), an affiliated entity of Hunter, for a $500,000 term loan (the “Bridge Financing”). In connection with the Bridge Financing, the Company paid the Hunter Fund a bridge loan fee of $60,000 and a flat interest payment of $50,000. In addition, the Company issued the Hunter Fund five-year warrants to purchase 500,000 shares of common stock at a per share exercise price of $0.60. The Bridge Financing is due on the earlier of February 28, 2007 or upon the closing of a private placement.

Previous to the closing of the proposed private placement, certain noteholders agreed to convert any remaining unpaid principal and accrued interest into shares of the Company’s common stock.  Also certain warrant holders agreed to exercise their cashless exercise provision, and the Series A preferred stockholders agreed to convert their preferred shares into Common Stock.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of directors and officers

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that its Board of Directors has discretion to indemnify its officers and other employees. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under the Company’s bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of its bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We will enter into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors;

•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions; or

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 25. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission registration fee*	$1,070
Transfer Agent Fees	1,500
Accounting fees and expenses	20,000
Legal fees and expenses	60,000
Miscellaneous	2,430
Total	$85,000

*  All amounts are estimates other than the Commission’s registration fee.

Item 26. Recent sales of unregistered securities

In November 2006, prior to the closing of the Private Placement described below and prior to the closing of the Merger, our then controlling shareholder sold and transferred 1,125,000 shares of common stock of the Company to Hunter World Markets, Inc. (“Hunter”). Further to the acquisition, we issued the selling shareholder warrants to purchase 20,000 shares of common stock at an exercise price of $2.00 and issued an additional 300,000 shares to certain of our creditors in cancellation of $40,000 of indebtedness owed to such creditors.

In November 2006, we received gross proceeds of $10.0 million in a private placement transaction (the “Private Placement”). Immediately after the closing of the Private Placement and the Merger, we reincorporated from the State of Nevada to the State of Delaware further to a 1-for-8 exchange ratio (the “Reincorporation”). Pursuant to Securities Purchase Agreements entered into with the investors, we sold an aggregate of 10,000,000 shares of common stock and five-year warrants (the “Investor Warrants”) to purchase 2,500,000 shares of common stock at a per share exercise price of $2.00. In addition, we agreed to file a registration statement covering the shares of common stock sold in the Private Placement within 30 days of the closing of the Merger pursuant to the Share Registration Rights Agreement with each investor. We also agreed to register (i) the shares underlying the Investor Warrants plus (ii) 4,418,403 shares of common stock which are owned by Hunter and its affiliates, which includes the shares underlying the Bridge Warrants and Placement Agent Warrants described below, in a subsequent registration statement filed by the Company within the later of (i) ten business days after the end of the six-month period that immediately follows the date on which the Company files the registration statement to register the shares issued in the Private Placement, or (ii) such date later than that set forth in subparagraph (i) above as directed by Hunter.

In September 2006, prior to the closing of the Merger, JDCO received gross proceeds of $500,000 in a bridge financing transaction (the “Bridge Financing”), in which it issued a six-month unsecured promissory note in an aggregate principal amount of $500,000, bearing interest at a flat rate of 10.0% (the “Bridge Note”). Pursuant to the Term Credit Agreement entered into with the Hunter, an affiliated entity of Hunter, JDCO also issued Hunter five-year warrants to purchase 500,000 shares of JDCO common stock (the “Bridge Warrants”). The exercise price for the shares underlying each Bridge Warrant is $0.60. JDCO used the proceeds of the Bridge Financing for general corporate purposes, including working capital.

Hunter served as placement agent for the Private Placement. Hunter earned a fee equal to 10% of the funds placed in the Private Placement. Hunter also received, for nominal consideration, 2,000,000 five-year warrants to purchase shares of JDCO’s common stock, exercisable nine months from the date of issuance at the same per share price of the warrants sold in the Private Placement (the “Placement Agent Warrants”) and 793,403 shares of common stock for consulting services rendered. The shares underlying each Placement Agent Warrant have demand registration and piggyback rights and a cashless exercise provision.

The securities in the Bridge Financing and Private Placement were offered, sold and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving securities in the Bridge Financing and/or Private Placement qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27. Exhibits

2.1
Merger Agreement, dated as of November 30, 2006, by and among the Java Detour, Inc., JDCO, Inc. and Java Acquisition Co., Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

3.1	Certificate of Incorporation of Java Detour, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

3.2	Bylaws of Java Detour, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

3.3	Certificate of Merger Effecting Reincorporation and Name Change (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.2	Share Registration Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.3	Warrant Share Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.5	Specimen Common Stock Certificate of Registrant

5.1*	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1	Securities Purchase Agreement dated November 30, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.2	Lease Agreement dated September 16, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.3	Term Credit Agreement dated August 30, 2006 (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.4
Employment Agreement dated November 27, 2006 by and between Michael Binninger and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.5
Employment Agreement dated November 27, 2006 by and between Steven Binninger and the Registrant (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.6
Employment Agreement dated November 27, 2006 by and between Ronald Sands and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.7	Placement Agent Agreement dated August 30, 2006 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.8	2006 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.9	Form of Notice of Grant of Stock Option of the Registrant (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.10	Form of Stock Option Agreement (including Addendum) of the Registrant (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.11	Form of Stock Issuance Agreement (including Addendum) of the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.12	Form of Stock Purchase Agreement (including Addendum) of the Registrant (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

16.1
Letter to Securities and Exchange Commission dated December 8, 2006 from Spector & Wong, LLP (incorporated by reference to Exhibit 16.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

23.1	Consent of AJ. Robbins PC dated December 27, 2006

23.2*	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

* To be filed by amendment.

Item 28. Undertakings

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

The undersigned Registrant hereby undertakes that to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To including any prospectus by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

i	in any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
 the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred and paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that it will:

i.
for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

ii.
for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser, the undersigned small business issuer undertakes that each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAVA DETOUR, INC.

Michael Binninger

Date: December 29, 2006	By:	/s/ Michael Binninger
Chief Executive Officer

Ronald Sands

Date: December 29, 2006	By:	/s/ Ronald Sands
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Binninger, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form SB-2, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Michael Binninger	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 29, 2006
Michael Binninger

/s/ Ronald Sands	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	December 29, 2006
Ronald Sands

/s/ Steven Binninger	President, Chief Operating Officer and a Director	December 29, 2006
Steven Binninger

EXHIBIT INDEX

2.1
Merger Agreement, dated as of November 30, 2006, by and among the Java Detour, Inc., JDCO, Inc. and Java Acquisition Co., Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

3.1	Certificate of Incorporation of Java Detour, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

3.2	Bylaws of Java Detour, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

3.3	Certificate of Merger Effecting Reincorporation and Name Change (incorporated by reference to Exhibit 3.3 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.1	Form of Investor Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.2	Share Registration Rights Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.3	Warrant Share Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

4.5	Specimen Common Stock Certificate of Registrant

5.1*	Opinion of Kirkpatrick & Lockhart Nicholson Graham LLP

10.1	Securities Purchase Agreement dated November 30, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.2	Lease Agreement dated September 16, 2005 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.3	Term Credit Agreement dated August 30, 2006 (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.4
Employment Agreement dated November 27, 2006 by and between Michael Binninger and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.5
Employment Agreement dated November 27, 2006 by and between Steven Binninger and the Registrant (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.6
Employment Agreement dated November 27, 2006 by and between Ronald Sands and the Registrant (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.7	Placement Agent Agreement dated August 30, 2006 (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.8	2006 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.9	Form of Notice of Grant of Stock Option of the Registrant (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.10	Form of Stock Option Agreement (including Addendum) of the Registrant (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.11	Form of Stock Issuance Agreement (including Addendum) of the Registrant (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

10.12	Form of Stock Purchase Agreement (including Addendum) of the Registrant (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

16.1
Letter to Securities and Exchange Commission dated December 8, 2006 from Spector & Wong, LLP (incorporated by reference to Exhibit 16.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Form 10-SB filed with the SEC on December 8, 2006)

23.1	Consent of AJ. Robbins PC dated December 27, 2006

23.2*	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

* To be filed by amendment.